Exhibit 10.1

[Execution Copy]

MASTER TRANSACTION AGREEMENT

Dated as of August 29, 2013

by and between

RADIAN GUARANTY INC.

and

FEDERAL HOME LOAN MORTGAGE CORPORATION

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Exhibits

Exhibit A – Collateral Account Control Agreement

Exhibit B – Collateral Account Security Agreement

Exhibit C – Radian Solvency Certificate

Schedules

Schedule 3.1(c) – Freddie Mac Regulatory Approvals and Third Party Consents

Schedule 3.2(c) – Radian Regulatory Approvals and Third Party Consents

Schedule 3.2(f) – Form of Master Policy

Schedule 4.4(c) – Expense Reimbursement for Administration of Remaining Pending Claims

Schedule 4.6(e) – Returned Loan Acceptable Collateral

Schedule 4.7(a) – Radian Monthly Report

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MASTER TRANSACTION AGREEMENT

This Master Transaction Agreement (this “Agreement”) is made as of August 29, 2013 by and between Radian Guaranty Inc., a Pennsylvania mortgage guaranty insurance company (“Radian”), and Federal Home Loan Mortgage Corporation (“Freddie Mac”) (together, the “Parties” and each individually a “Party”).

RECITALS

WHEREAS, pursuant to the Policies (such term and each other capitalized term used but not defined in these Recitals having the meaning given such term in Article I), Radian insures specified losses arising as a result of defaults under the Subject Loans, all in accordance with the terms and conditions of the Policies; and

WHEREAS, Freddie Mac is the owner of the Subject Loans, is a subsequent assignee or transferee of the Subject Loans as contemplated by the definition of “Insured” set forth in the Policies, is the beneficiary under Condition Nineteen of the Policies with respect to the Subject Loans, is entitled to the insurance benefits under the Policies with respect to the Subject Loans and, as of the Closing Date, is the insured under the Policies with respect to the Subject Loans; and

WHEREAS, the Parties desire to address, by means of this Agreement and the other Transaction Agreements, their respective rights and obligations under the Policies with regard to the Eligible Loans.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements of the Parties contained herein, it is agreed by and between the Parties that:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Account Collateral” shall have the meaning set forth in the Security Agreement.

“Administer” has the meaning set forth in Section 4.4(a).

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bulk Settlement” has the meaning set forth in Section 4.3(c).

“Business Day” means a day on which federal commercial banks are open for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date such securities are deposited in the Collateral Account, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000, having maturities of not more than one year from the same are deposited in the Collateral Account, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (b) above, (d) commercial paper issued by any issuer rated at least A-1 by S&P or at least P-1 by Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the same are deposited in the Collateral Account or (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in subsections (a) through (and including) (d) above.

“Certificate of Insurance” has the meaning set forth in the definition of “Policy”.

“Claim” as to an Eligible Loan has the meaning set forth in the Policy that insures such Eligible Loan.

“Claim Proceeding” has the meaning set forth in Section 4.3(a)(1).

“Claims Review Standards” means, with respect to Radian’s obligation to Administer any Claim in respect of Subject Loans or Returned Loans under this Agreement, the protocols set forth at Schedule 4.4 of the Letter Agreement. Such Claims Review Standards shall be subject to change only in accord with Section 4.4(b).

“Closing” has the meaning set forth in Section 2.1(a).

“Closing Date” has the meaning set forth in Section 2.1(a).

“Closing Date Consideration” means $254,667,045.06 (representing $625 million minus (a) the amount of all Claims paid (including amounts paid as a result of Curtailments) under the Policies as to Eligible Loans on or prior to the Cutoff Date, and (b) the amount of any Claims paid under the Policies as to any Eligible Loan that has become a Returned Loan on or prior to the Cutoff Date).

“Collateral Account” means the account with the Securities Intermediary in the name of Radian with account number 893708 (titled “Radian Guaranty Inc – Freddie Mac Collateral Account”) (including any successor or replacement account).

“Collateral Statement” has the meaning set forth in Section 4.2(b).

“Communications Plan” has the meaning set forth in Section 5.1.

“Control,” “Controlled” or “Controlling” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled by” and “under common Control with” shall have correlative meanings.

“Control Agreement” means the Collateral Account Control Agreement, dated as of the date hereof, among Radian, as pledgor, Freddie Mac, as secured party, and the Securities Intermediary, substantially in the form attached hereto as Exhibit A.

“Cutoff Date” means July 12, 2013.

“Curtailment” or “Curtailed Claim” means any reduction from full payment of a Claim on an Eligible Loan made by Radian in accordance with and as permitted under the terms of the applicable Policy, typically for deficiencies in servicing of such Eligible Loan.

“Delinquency Proceeding” means, with respect to a Person, a regulatory or voluntary proceeding instituted for the purpose of seizing, conserving or liquidating the assets of such Person or for rehabilitating or reorganizing the business of such Person.

“Designated Loans” has the meaning set forth in Section 4.3(d)

“Disposition” has the meaning set forth in Section 4.5(d).

“Disputed Matter” has the meaning set forth in Section 4.4(d).

“Distributions” shall mean with respect to any Account Collateral all dividends, interest or similar payments and distributions of cash or other property with respect thereto.

“Early Termination Payment” has the meaning set forth in Section 4.5(a).

“Eligible Loans” means those certain first-lien mortgage loans with primary mortgage guaranty insurance coverage under the Policies that were in Default (as defined in the applicable Policy) or Early Default (as defined in the applicable Policy) as identified on the books and records of Radian as of December 31, 2011. The Eligible Loans are set forth on Schedule 1(a) of the Letter Agreement.

“Excluded Loans” means the Eligible Loans that as of (and including) the Cutoff Date have not become Returned Loans and with respect to which (i) Radian has (a) paid a claim in full or (b) paid a Curtailed Claim which has become subject to a Final Curtailment, or (ii) a Final Rescission, Final Cancellation or Final Denial has occurred. The Excluded Loans are set forth on Schedule 1(c) of the Letter Agreement.

“Final Cancellation” has the meaning set forth in Section 4.3(a)(i).

“Final Curtailment” has the meaning set forth in Section 4.3(a)(ii).

“Final Denial” has the meaning set forth in Section 4.3(a)(ii).

“Final Rescission” has the meaning set forth in Section 4.3(a)(iii).

“Final Resolution Payment” has the meaning set forth in Section 4.1(b).

“Fitch” means Fitch, Inc. and any successor thereto.

“Freddie Mac Party Releasees” has the meaning set forth in Section 6.1(a).

“Freddie Mac Releasors” has the meaning set forth in Section 6.1(b).

“General Certificate Cancellation Date” means the earliest to occur of (i) the Year Four Settlement Date, (ii) the date prior to the Year Four Settlement Date that the Remaining Coverage Amount equals zero; provided, that if the Remaining Coverage Amount equals zero at any time prior to August 29, 2015, then the General Certificate Cancellation date shall be August 29, 2015, and (iii) the date of the payment by Radian of the Early Termination Payment in accordance with Section 4.5(a).

“Governmental Approvals” means, with respect to any Person, all permits, licenses, consents, approvals, declarations, concessions, orders, filings, registrations, notices, findings of suitability, entitlements, waivers, variances, certificates and other authorizations granted or issued by any Governmental Authority relating to the operations or properties of such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Initial Collateral Amount” means $205,348,058.03 (representing (a) $215 million less (b) the sum of all Final Rescissions, Final Cancellations, Final Curtailments and Final Denials with respect to Eligible Loans that occur on or prior to the Cutoff Date, including the sum of any such final actions with respect to Eligible Loans that become Returned Loans that occur on or prior to the Cutoff Date).

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule (including any exchange rule), regulation, judgment, order or other legal requirement.

“Legal Proceedings” means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Authority.

“Letter Agreement” means the Letter Agreement, dated as of the date of this Agreement, entered into by and between the Parties.

“Liquid Assets” means cash, Cash Equivalents and (a) residential mortgage-backed securities guaranteed by The Federal National Mortgage Association (Fannie Mae), Freddie Mac or the Government National Mortgage Association (Ginnie Mae), (b) securities with maturities of five (5) years or less at the time such securities are deposited in the Collateral Account and rated at least A by S&P, Moody’s or Fitch at the time such securities are deposited in the Collateral Account, and (c) United States Treasury Securities with maturities of ten (10) years or less at the time such securities are deposited in the Collateral Account; provided that U.S. Treasury securities with remaining maturities in excess of five (5) years shall not exceed ten percent (10%) of the total of all Liquid Assets in the Collateral Account at any time of determination.

“Market Value” means, at any time of determination, (a) with respect to cash, the amount of such cash at such time, and (b) with respect to any other Liquid Asset, the price at which such security or other asset is currently trading and could presumably be purchased or sold at such time, as determined by Radian on a reasonable basis.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Notice of Exclusive Control” has the meaning set forth in Section 4.2(c).

“Person” means any natural person, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity (including any Governmental Authority).

“Policy” means, as to any Eligible Loan, the master mortgage insurance policy issued by Radian that insures such Eligible Loan, as evidenced by the certificate of insurance (each a “Certificate of Insurance”) issued by Radian for such Eligible Loan pursuant to such Policy.

“Radian Monthly Report” has the meaning set forth in Section 4.7(a).

“Radian Party Releasees” has the meaning set forth in Section 6.1(b).

“Radian Party Releasors” has the meaning set forth in Section 6.1(a).

“Remaining Coverage Amount” means an amount, as of a Specified Valuation Date, a Valuation Date, and for purposes of reporting under Section 4.7 hereof the last Business Day of any calendar month, equal to (a) the Initial Collateral Amount less (b) the sum of all Final Rescissions, Final Cancellations, Final Curtailments and Final Denials that as of such date have occurred after the Cutoff Date with respect to Subject Loans, less (c) the sum of all Final Rescissions, Final Cancellations, Final Curtailments and Final Denials that as of such date have occurred after the Cutoff Date with respect to Returned Loans, less (d) following the Year Four Settlement Date, the Year Four Payment Amount after giving effect to the payment, if any, thereof.

“Remaining Pending Claim” means as of the General Certificate Cancellation Date, (i) any cancellation of coverage under a Certificate of Insurance in respect of a Subject Loan or a Returned Loan that has not become a Final Cancellation, (ii) any rescission of coverage under a Certificate of Insurance in respect of a Subject Loan or a Returned Loan that has not become a

Final Rescission, (iii) any Claim denial or Curtailment in respect of a Subject Loan or a Returned Loan that has not become a Final Denial or Final Curtailment (as applicable), and (iv) any other Claim submitted to Radian as of such date that has not become a Final Cancellation, Final Rescission, Final Denial or Final Curtailment as of such date, or that Radian has not as of that date made a decision as to whether it is valid in accordance with the Claims Review Standards.

“Repurchased Loan” means any Eligible Loan (other than a Returned Loan) that is required to be repurchased from Freddie Mac by the seller of such Eligible Loan to Freddie Mac and/or by the current servicer of such Eligible Loan in accordance with the terms of the applicable purchase contract and/or servicing agreement between Freddie Mac and such seller and/or servicer (including a repurchase required as a result of a rescission, cancellation, Curtailment or denial of a Claim by Radian). An Eligible Loan shall be considered a Repurchased Loan effective as of the time at which the repurchase by the loan seller and/or current servicer has been completed.

“Returned Loan” means any Eligible Loan that, up to and including the General Certificate Cancellation Date, is required to be repurchased from Freddie Mac by the seller of such Eligible Loan to Freddie Mac and/or by the current servicer of such Eligible Loan in accordance with the terms of the applicable purchase contract and/or servicing agreement between Freddie Mac and such seller and/or servicer (other than a repurchase required as a result of a rescission, cancellation, Curtailment or denial of a Claim by Radian). An Eligible Loan shall be considered a Returned Loan effective as of the time at which the repurchase by the loan seller and/or current servicer has been completed; provided that no Eligible Loan shall be considered a Returned Loan unless such repurchase has been completed on or prior to the General Certificate Cancellation Date. All Eligible Loans that have become Returned Loans effective as of the Cutoff Date are identified on Schedule 1(e) of the Letter Agreement, and the Parties agree to treat them as set forth in Section 4.6.

“Returned Loan Acceptable Collateral” means collateral of the type described in Schedule 4.6(c).

“Returned Loan Required Amount” has the meaning set forth in Section 4.6(e).

“Risk in Force” means, with respect to Returned Loans described in Section 4.6(e), an amount equal to (x) the amount covered by the applicable Certificate of Insurance for such Returned Loan multiplied by (y) the coverage percentage set forth in such Certificate of Insurance.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Securities Intermediary” means The Bank of New York Mellon, or any successor securities intermediary or financial institution with which the Collateral Account is maintained.

“Security Agreement” means the Collateral Account Security Agreement, dated as of the date hereof, by and between Radian, as pledgor, and Freddie Mac, as secured party, substantially in the form attached hereto as Exhibit B.

“Solvent” and “Solvency” means, with respect to Radian, at any time, that (a) Radian’s admitted assets exceed its liabilities plus the greater of (i) any capital and surplus required by law for its organization, or (ii) its authorized and issued capital stock, (b) Radian does not intend to incur, or believe that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured, (c) Radian has sufficient capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted, (d) that Radian is not deemed by the Commissioner of Insurance of the Commonwealth of Pennsylvania to be in a hazardous condition, and (e) no regulatory action restricts or limits Radian’s obligation to pay in cash in full as and when due in respect of claims arising under its insurance policies.

“Specified Secured Party Account” has the meaning set forth in the Control Agreement.

“Specified Valuation Date” means August 31, 2015, August 31, 2016, the Year Four Settlement Date, and each Valuation Date after the Year Four Settlement Date.

“Subject Loans” means those Eligible Loans that have not become Excluded Loans as of the Cutoff Date, or have not become Returned Loans as of Cutoff Date. The Subject Loans, as of the Cutoff Date, are set forth on Schedule 1(b) of the Letter Agreement.

“Subsequent Settlement Date” means, in the event that Section 4.1(b) is applicable, the last Business Day of each calendar quarter following the Year Four Settlement Date.

“Termination Date” has the meaning set forth in the Security Agreement.

“Transaction Agreements” means this Agreement, the Security Agreement, the Control Agreement and the Letter Agreement.

“Third Party Evaluator” has the meaning set forth in the Letter Agreement.

“Valuation Date” means, commencing December 31, 2013, the last day Business Day of each calendar quarter until the earlier of the date that (i) the Remaining Coverage Amount has been reduced to zero and (ii) a Final Resolution Payment (if any) has been made.

“Valuation Time” means the close of business in New York, New York on the applicable Valuation Date.

“Year Four Payment Amount” has the meaning set forth in Section 4.1(a).

“Year Four Settlement Date” means August 29, 2017.

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents, Recitals and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h) references to a Person are also to its successors and permitted assigns;

(i) the use of “or” is not intended to be exclusive unless expressly so indicated; and

(j) references to “agreements” and words of similar import refer to those agreements as they are amended from time to time in accordance with their respective terms.

ARTICLE II

CLOSING; TREATMENT OF SUBJECT LOANS UNDER POLICIES

Section 2.1 Closing; Payment of Closing Date Consideration; Funding of Collateral Account.

(a) The closing of the transactions contemplated by the Transaction Agreements, including payment of the Closing Date Consideration, the establishment funding of the Collateral Account and the execution and delivery of all documents and certificates required by Section 2.1(b) (the “Closing”) shall take place at the offices of Freddie Mac, 8200 Jones Branch Road, McLean, Virginia 22102 on the date of this Agreement unless another date, time or place is agreed to in writing by the Parties. The actual date and time of the Closing are referred to herein as the “Closing Date.”

(b) At the Closing:

(i) Radian shall pay to Freddie Mac an amount equal to the Closing Date Consideration, by wire transfer in immediately available funds into an account designated by Freddie Mac in writing at least three (3) Business Days prior to the Closing Date;

(ii) the Parties shall execute and deliver to each other this Agreement, the Letter Agreement and the Security Agreement;

(iii) the Parties and the Securities Intermediary shall execute and deliver to each other the Control Agreement;

(iv) Radian shall deposit into the Collateral Account Liquid Assets having a Market Value (valued as of the close of business on the Business Day immediately prior to the Closing Date) of not less than the Initial Collateral Amount;

(v) Freddie Mac shall deliver to Radian a receipt for payment of the Closing Date Consideration;

(vi) Freddie Mac shall deliver to Radian written confirmation from the Federal Housing Finance Agency (“FHFA”), as conservator of Freddie Mac, in form and substance reasonably acceptable to Radian (Radian acknowledging such communication in electronic mail format would be acceptable) confirming FHFA’s consent to Freddie Mac entering into the Transaction Agreements;

(vii) Radian shall deliver to Freddie Mac written communication from the Pennsylvania Insurance Commissioner’s office, in form and substance reasonably satisfactory to Freddie Mac, stating that the Pennsylvania Insurance Commissioner’s office has reviewed the Transaction Agreements and does not object to the transactions contemplated by the Transaction Agreements; and

(viii) Radian shall execute and deliver to Freddie Mac a certificate attesting to the Solvency of Radian on the Closing Date before and after giving effect to the transactions contemplated hereby, from the chief financial officer of Radian, substantially in the form attached hereto as Exhibit C.

Section 2.2 Effect of Closing.

(a) Notwithstanding the Closing, each Subject Loan shall continue to be insured pursuant to the related Certificate of Insurance and under the related Policy in accordance with the respective terms of such Policy; provided, however, that Freddie Mac hereby agrees to seek coverage under the Policies for Claims in respect of the Subject Loans solely in accordance with this Agreement. In consideration for the foregoing, Radian shall pay to Freddie Mac the Closing Date Consideration, execute and deliver the Control Agreement and the Security Agreement, fund the Collateral Account and perform Radian’s other obligations under this Agreement and the other Transaction Agreements.

(b) This Agreement and the other Transaction Agreements are not intended to, and do not, affect any loan insured under any Policy other than the Subject Loans, and, subject to Sections 4.5(b) and (d), all such loans shall continue to be insured under the Policies in accordance with and subject to the terms and conditions of the Policies notwithstanding the Transaction Agreements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Freddie Mac. Freddie Mac represents and warrants to Radian as of the Closing Date:

(a) Organization and Authority of Freddie Mac. Freddie Mac is a corporation chartered by the Congress of the United States duly incorporated, validly existing and in good standing under the Federal Laws of the United States. Freddie Mac has the requisite corporate power and authority to enter into, consummate the transactions contemplated by and carry out its obligations under each of the Transaction Agreements. The execution and delivery by Freddie Mac of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and performance of its obligations thereunder, has been (or will be prior to the Closing) duly authorized by all requisite corporate or other similar organizational action on the part of Freddie Mac. Each of the Transaction Agreements has been, or upon execution and delivery thereof will be, duly executed and delivered by Freddie Mac. Assuming due authorization, execution and delivery by each of the other parties to the Transaction Agreements, each of the Transaction Agreements constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding obligation of Freddie Mac, enforceable against Freddie Mac in accordance with its terms.

(b) Non-contravention. The execution, delivery and performance by Freddie Mac of each of the Transaction Agreements, the performance by Freddie Mac of its obligations thereunder and the consummation by Freddie Mac of the transactions contemplated by the Transaction Agreements do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of Freddie Mac, (ii) conflict with or violate in any material respect any applicable Law currently in effect with respect to Freddie Mac or any of its properties or assets, or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract (including the Policies with respect to the Subject Loans and the transaction documents relating to any securitization of any Subject Loans), agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Freddie Mac is a party or by which it is bound.

(c) Consents. Neither the execution and delivery by Freddie Mac of the Transaction Agreements nor compliance by Freddie Mac with or fulfillment by Freddie

Mac of the terms, conditions and provisions thereof will require any authorization, consent, approval, exemption or license from, or any filing or registration with, or other order of, action by or notification to any Governmental Authority or any Person, other than those set forth on Schedule 3.1(c) of this Agreement. The authorizations, consents, approvals, exemptions, licenses, filings and registrations described on Schedule 3.1(c) have been obtained or (in the case of filings and registrations) made prior to, and remain in full force and effect as of, the Closing.

(d) Legal Proceedings. There are no Legal Proceedings pending or, to the best of Freddie Mac’s knowledge, threatened against Freddie Mac or to which Freddie Mac is otherwise a party involving (i) any of the Transaction Agreements or the transactions contemplated thereby or (ii) any of the Eligible Loans, other than in the case of this clause (ii), Legal Proceedings in the ordinary course that could not reasonably be expected to affect the rights, remedies or benefits of Radian under any of the Transaction Agreements, including Legal Proceedings regarding: 1) property transfer taxation; 2) foreclosure procedure class actions; 3) challenges to the Mortgage Electronic Registration System; 4) placement on the Freddie Mac Exclusionary List; 5) alleged post-foreclosure personal injury and other torts; 6) alleged post-foreclosure HUD discrimination; 7) the California Property Assessed Clean Energy programs; and 8) seller/servicer demand repurchases or actions filed by or against seller/servicers, as well as litigation relating to the London Interbank Offer Rate claims.

(e) Interest in the Policies. Freddie Mac is the owner of the Subject Loans, is a subsequent assignee or transferee of the Subject Loans as contemplated by the definition of “Insured” set forth in the Policies, is the Insured (as defined in the Policies) with respect to the Subject Loans as of the Closing Date and is the beneficiary under Condition Nineteen (titled “Beneficiaries Under Policy”) of the applicable Policy with respect to the Subject Loans. As of the date any Eligible Loan became an Excluded Loan, Freddie Mac was the owner of such Eligible Loan, was a subsequent assignee or transferee of such Eligible Loan as contemplated by the definition of “Insured” set forth in the Policies, and was the beneficiary under Condition Nineteen (titled “Beneficiaries Under Policy”) of the Policy applicable to such Excluded Loan.

Section 3.2 Representations and Warranties of Radian. Radian represents and warrants to Freddie Mac as of the Closing Date:

(a) Organization and Authority of Radian. Radian is a corporation duly incorporated, validly existing and in good standing under the Commonwealth of Pennsylvania. Radian has the requisite corporate power and authority to enter into, consummate the transactions contemplated by and carry out its obligations under each of the Transaction Agreements. The execution and delivery by Radian of the Transaction Agreements and the consummation of the transactions contemplated thereby, and performance of its obligations hereunder and thereunder, has been (or will be prior to the Closing) duly authorized by all requisite corporate or other similar organizational action on the part of Radian. Each of the Transaction Agreements has been, or upon execution and delivery thereof will be, duly executed and delivered by Radian. Assuming due authorization, execution and delivery by each of the other parties to the Transaction

Agreements, each of the Transaction Agreements constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding obligation of Radian, enforceable against Radian in accordance with its terms.

(b) Non-contravention. The execution, delivery and performance by Radian of the Transaction Agreements, the performance by Radian of its obligations thereunder and the consummation by Radian of the transactions contemplated by the Transaction Agreements do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of Radian, (ii) conflict with or violate in any material respect any applicable Law currently in effect with respect to Radian or any of its properties or assets, or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract (including the Policies with respect to the Subject Loans), agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Radian is a party or by which it is bound.

(c) Consents. Neither the execution and delivery by Radian of the Transaction Agreements nor compliance by Radian with or fulfillment by Radian of the terms, conditions and provisions thereof will require any authorization, consent, approval, exemption or license from, or any filing or registration with, or other order of, action by or notification to any Governmental Authority or any Person, other than those set forth on Schedule 3.2(c) of this Agreement. The authorizations, consents, approvals, exemptions, licenses, filings and registrations described on Schedule 3.2(c) have been obtained or (in the case of filings and registrations) made prior to, and remain in full force and effect as of, the Closing.

(d) Legal Proceedings. Except as described on Schedule 3.2(d) of the Letter Agreement, there are no Legal Proceedings pending or, to the best of Radian’s knowledge, threatened against Radian or to which Radian is otherwise a party involving the Eligible Loans, any of the Transaction Agreements or the transactions contemplated thereby.

(e) Solvency. On the Closing Date, before and after giving effect to the transactions contemplated by the Transaction Agreements, Radian is Solvent.

(f) Form of Policy. Each Policy that insures a Subject Loan is substantially similar to the form of master mortgage insurance policy attached hereto at Schedule 3.2(f), except for endorsements thereto required pursuant to Law and which do not affect the manner in which Radian will Administer Certificates of Insurance in any material respect.

Section 3.3 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that, in evaluating whether to execute and deliver the Transaction Agreements, it intended that the mutual promises, covenants, and obligations set forth therein constitute an exchange for fair consideration, within the meaning of 40 Pa. Stat. Ann. §§ 221.3 and 221.28(a)

and for reasonably equivalent value, within the meaning of the Pennsylvania Uniform Transfer Act, 12 Pa. C.S. § 5101, et seq and has concluded that these mutual promises, covenants, and obligations do in fact, constitute such an exchange.

ARTICLE IV

ADDITIONAL CONSIDERATION

Section 4.1 Year Four Payment Amount.

(a) Subject to Section 4.5(a), if the Remaining Coverage Amount exceeds zero as of the Year Four Settlement Date, then, in addition to the payment on the Closing Date of the Closing Date Consideration, Radian hereby agrees to pay to Freddie Mac, by wire transfer in immediately available funds to the Specified Secured Party Account within thirty (30) days following the Year Four Settlement Date, an amount (the “Year Four Payment Amount”) equal to the excess, if any, of the Remaining Coverage Amount as of the Year Four Settlement Date over the amount of all Remaining Pending Claims as of the Year Four Settlement Date.

(b) If there are Remaining Pending Claims as of the Year Four Settlement Date and if the Remaining Coverage Amount exceeds zero as of the Year Four Settlement Date, then, after giving effect to the payment (if any) of the Year Four Payment Amount pursuant to Section 4.1(a), (x) Account Collateral shall be retained in the Collateral Account with a Market Value equal to the Remaining Coverage Amount, and such Account Collateral shall be subject to release and supplementation in accordance with Section 4.2(b) and (y) all other Account Collateral shall be released to Radian on such date. If (x) the foregoing sentence applies, (y) there are no longer any Remaining Pending Claims outstanding on a particular Subsequent Settlement Date and (z) the Remaining Coverage Amount as of such Subsequent Settlement Date exceeds zero, then Radian shall pay to Freddie Mac, by wire transfer in immediately available funds to the Specified Secured Party Account within thirty (30) days after such Subsequent Settlement Date, an amount equal to the Remaining Coverage Amount as of such Subsequent Settlement Date (a “Final Resolution Payment”).

(c) Radian shall not be required to make any payment at any time prior to the Year Four Settlement Date with respect to any Subject Loans, but from time to time prior to such date shall take the actions described in Section 4.4 and 4.6 with regard to Claims.

(d) Notwithstanding anything in the Certificates of Insurance, the Policies or the Transaction Agreements to the contrary, following the Closing Date Radian shall not be obligated to pay any Claim in respect of the Subject Loans except to the extent provided in Section 4.1(a) or Section 4.1(b). Radian’s maximum liability under the Transaction Agreements, the Certificates of Insurance and the Policies with respect to the Subject Loans (including for the avoidance of doubt Subject Loans that are the subject of Remaining Pending Claims) shall not exceed the amount of the Closing Date Consideration plus the Remaining Coverage Amount.

Section 4.2 Collateral Account.

(a) Until the Termination Date, Radian agrees to maintain the Collateral Account in accordance with the terms of this Agreement, the Security Agreement, and the Control Agreement. Unless and until a Notice of Exclusive Control has been delivered to the Securities Intermediary in accordance with Section 4.2(c):

(i) Radian shall have the sole authority to invest and/or reinvest from time to time all Account Collateral (e.g., sell, exchange or redeem all property in the Collateral Account); provided, however, that Radian agrees that it will invest and/or reinvest the Account Collateral solely in Liquid Assets;

(ii) Radian shall be entitled from time to time to withdraw from the Collateral Account and retain all Distributions credited to the Collateral Account;

(iii) Radian shall be entitled to withdraw from the Collateral Account and retain any Account Collateral; provided, however, that Radian shall have deposited or caused to be deposited in the Collateral Account prior to any such withdrawal Liquid Assets with a Market Value not less than the Market Value of the Account Collateral to be so withdrawn (each determined as of the close of business on the Business Day prior to such withdrawal); and

(iv) The above actions or authority shall not invalidate or otherwise impact or interfere with Freddie Mac’s perfected security interest in the Collateral Account.

(b) Within 15 Business Days following each Valuation Date, Radian shall provide Freddie Mac with a schedule (each, a “Collateral Statement”) setting forth (i) a calculation of the Remaining Coverage Amount and (ii) all Account Collateral in the Collateral Account (including the Market Value for each item of Account Collateral), each as of the Valuation Time on such Valuation Date.

(i) If as of the Valuation Time on any Valuation Date, the Market Value of the Account Collateral is less than the Remaining Coverage Amount, within 15 days following the delivery of the applicable Collateral Statement, Radian shall deposit Liquid Assets into the Collateral Account with a Market Value (determined as of the close of business on the Business Day prior to such deposit) at least equal to such deficiency.

(ii) If as of the Valuation Time on any Specified Valuation Date, the Market Value of the Account Collateral (calculated after giving effect to the immediately succeeding sentence) exceeds the Remaining Coverage Amount, Radian shall be entitled within fifteen (15) days after the delivery of the applicable Collateral Statement to Freddie Mac to withdraw from the Collateral Account and retain Account Collateral with a Market Value (determined as of the close of business on the Business Day prior to such withdrawal) equal to such excess. Anything to the contrary notwithstanding, no increase in the Market Value of any item of Account Collateral following the date that such item was first deposited in the Collateral Account shall be taken into account when calculating the Market Value of the Account Collateral under this Section 4.2(b)(ii) on any Specified Valuation Date.

(c) Unless and until a Default (as defined in the Security Agreement) shall have occurred and is continuing, Freddie Mac shall not give any notice of exclusive control to the Securities Intermediary under the Control Agreement (a “Notice of Exclusive Control”).

(d) The Parties agree to promptly execute and deliver any such instructions or joint instructions to the Securities Intermediary as Radian or Freddie Mac may reasonably request to effectuate or facilitate any withdrawals, releases and/or payments from the Collateral Account permitted by this Section 4.2.

(e) For the avoidance of doubt, at any time after August 29, 2015, Radian shall be entitled to transfer funds on deposit in the Collateral Account to the Specified Secured Party Account to make the Early Termination Payment without any consent or approval of Freddie Mac. In no event shall the existence or operation of this provision regarding Radian’s option to transfer sums from the Collateral Account to the Specified Secured Party Account which is in the name of Freddie Mac affect in any way the perfection of Freddie Mac’s security interest in the Collateral.

Section 4.3 Finality and Calculation of Remaining Coverage Amount.

(a) For purposes of calculating the Initial Collateral Amount or the Remaining Coverage Amount or the existence of any Remaining Pending Claim on the General Certificate Cancellation Date, except as provided in Section 4.3(d) below, a cancellation of coverage under a Certificate of Insurance in respect of an Eligible Loan, a Claim denial or Curtailment in respect of an Eligible Loan, or a rescission of coverage under a Certificate of Insurance in respect of an Eligible Loan shall be considered final at such time as:

(i) in the case of a cancellation of coverage under a Certificate of Insurance, one (1) year has elapsed since the delivery of Radian’s notice of such cancellation; provided, however, that (x) if Radian shall have received written notice of an initial objection to such cancellation during such one (1) year period, then any period of time during which Radian evaluates such objection before responding thereto shall be disregarded for purposes of calculating such one (1) year period and (y) if the objection during the one (1) year period following the delivery of Radian’s notice of cancellation is in the form of a legal proceeding (i.e., a litigation or alternative dispute resolution proceeding in an appropriate forum) instituted by or against Radian (each such legal proceeding, a “Claim Proceeding”), then such cancellation shall be considered final upon the final resolution of such Claim Proceeding (each such cancellation considered final in accordance with this clause (i) (or in accordance with clause (iv) below, as applicable) being a “Final Cancellation”);

(ii) in the case of a denial of a Claim (whether in full or in part as a result of a Curtailment), one (1) year has elapsed since the delivery of Radian’s notice of denial of such Claim or the delivery of Radian’s notice that a claim payment has been processed and reduced in respect of such Claim. Curtailment in respect of such Claim; provided, however, that (x) if Radian shall have received written notice of an initial objection to such Claim denial or Curtailment during such one (1) year period, then any period of time during which Radian evaluates such objection before responding thereto shall be disregarded for purposes of calculating such one (1) year period and (y) if the objection during the one (1) year period following the delivery of Radian’s notice of denial or Curtailment of such Claim is in the form of a Claim Proceeding, then such Claim denial or Curtailment shall be considered final upon the final resolution of such Claim Proceeding (each such Claim denial and Curtailment considered final in accordance with this clause (ii) (or in accordance with clause (iv) below, as applicable) being a “Final Denial” or “Final Curtailment,” as the case may be);

(iii) in the case of a rescission of coverage under a Certificate of Insurance, two (2) years have elapsed since the delivery of Radian’s notice of such rescission; provided, however, that (x) if Radian shall have received written notice of an initial objection to such rescission during such two (2) year period, then any period of time during which Radian evaluates such objection before responding thereto shall be disregarded for purposes of calculating such two (2) year period and (y) if the objection during the two (2) year period following the delivery of Radian’s notice of rescission is in the form of a Claim Proceeding, then such rescission shall be considered final upon the final resolution of such Claim Proceeding (each such rescission considered final in accordance with this clause (iii) (or in accordance with clause (iv) below, as applicable) being a “Final Rescission”); and

(iv) if the applicable Servicer of a Subject Loan or Returned Loan shall have agreed in writing to such rescission, cancellation, Curtailment or denial prior to the expiration of the applicable period described above in this Section 4.3(a), then such rescission, cancellation, Curtailment or denial shall be considered a Final Rescission, Final Cancellation, Final Denial or Final Curtailment (as the case may be) at such earlier time.

(b) For purposes of calculating the Remaining Coverage Amount, the value of any rescission, cancellation or denial shall equal (x) the aggregate amount of the submitted Claim multiplied by (y) the coverage percentage set forth in the applicable Certificate of Insurance for such Subject Loan.

(c) Radian shall not be permitted to enter into any Bulk Settlement without the prior written consent of Freddie Mac (each a “Bulk Settlement Consent”), any such consent not to be unreasonably withheld or delayed. The terms of any Bulk Settlement Consent shall specify how such Bulk Settlement shall be treated under this Agreement, which, in any event, shall be consistent with the economic terms of the Bulk Settlement. For purposes of this Agreement, “Bulk Settlement” means any settlement agreed to between Radian and a Servicer with Freddie Mac’s consent pursuant to which Radian agrees to pay a specified amount in aggregate in order to resolve Claims in respect of ten (10) or more Subject Loans (it being understood that a Bulk Settlement may be entered into with respect to a universe of mortgage loans (which may include Subject Loans and other mortgage loans) prior to or after the submission of some or all of the claims (including Claims) with respect thereto). For the avoidance of doubt, references in this Section 4.3(c) to “pay” as they pertain to Subject Loans shall not be interpreted to mean that Radian is obligated to make any payment to Freddie Mac or any other Person in respect of a Bulk Settlement.

(d) The Parties acknowledge and agree that (i) prior to the Cutoff Date, Radian has either cancelled or rescinded coverage under Certificates of Insurance, or denied or curtailed Claims, in respect of the Subject Loans set forth on Schedule 4.3(d) of the Letter Agreement (the “Designated Loans”) and (ii) but for the terms and provisions of this Section 4.3(d), as of the Cutoff Date, each such cancellation or rescission would be considered a Final Cancellation or Final Rescission, as applicable, and each such denial or Curtailment would be considered a Final Denial or Final Curtailment. Anything to the contrary notwithstanding, the Parties agree that for purposes of the calculating the Initial Collateral Amount or the Remaining Coverage Amount each such cancellation or rescission of coverage under Certificates of Insurance in respect of the Designated Loans, and each such denial or Curtailment in respect of the Designated Loans, shall not be deemed final as of the Cutoff Date but shall instead be deemed a Final Cancellation, a Final Rescission, a Final Denial or a Final Curtailment (as the case may be) effective upon the earlier of (i) June 30, 2014; and (ii) (x) other than in the case of a Bulk Settlement with regard to Designated Loans, the date that Radian notifies Freddie Mac that such cancellation, rescission, denial or Curtailment is final and (y) in the case of a settlement with regard to Designated Loans which would constitute a Bulk Settlement, the date, if any, of the related Bulk Settlement Consent; provided that Radian shall request Freddie Mac’s consent to such Bulk Settlement not later than sixty (60) days prior June 30, 2014.

Section 4.4 Claims Review Standards.

(a) Radian shall deem valid, deny, cancel, rescind or otherwise administer (collectively, “Administer”), as applicable, all Certificates of Insurance in respect of the Subject Loans and Returned Loans, and all Claims submitted in respect of the Subject Loans and the Returned Loans, in accordance with the Claims Review Standards. Radian shall only be required to Administer Claims in respect of the Subject Loans if such Claims are submitted prior to the General Certificate Cancellation Date, but shall be required to Administer all Claims submitted in respect of the Returned Loans regardless when such Claims are submitted.

(b) The Claims Review Standards shall be applied such that Radian shall Administer all Claims hereunder (a) in accordance with the terms of the applicable Policy (including accepting for evaluation appeals and objections from sellers and servicers with regard to rescissions and cancellations of Certificates of Insurance and denials and Curtailments of Claims in accordance with the terms of the applicable Policy), (b) in a manner consistent with Radian’s claims handling practices utilized by Radian in the ordinary course for its insured loans other than the Subject Loans and the Returned Loans at the time such Claim is processed, and (c) in a manner similar to actions taken by Radian in similar cases. If, following the Closing Date, Radian changes its claims handling practices in the ordinary course and without intent to differentiate or discriminate between the Subject Loans or the Returned Loans, on the one hand, and its other insured loans, on the other hand, then Radian shall be entitled to apply such changed claims handling practices to the Subject Loans and the Returned Loans and such practices shall be deemed included within the Claims Review Standards; provided, however, that Radian shall provide Freddie Mac with notice of any material changes to its claims handling practices.

(c) Following the General Certificate Cancellation Date, Radian shall be required to continue to Administer each Remaining Pending Claim in accordance with the Claims Review Standards until such Remaining Pending Claim has become subject to a Final Rescission, Final Curtailment, Final Cancellation, or Final Denial, or has been deemed valid by Radian in accordance with the Claims Review Standards; provided that Radian shall have no liability or other obligation to Freddie Mac arising out of such Remaining Pending Claim, except (i) to the extent provided in Section 4.1(b) and (ii) the obligation to Administer such Remaining Pending Claim in accordance with the Claims Review Standards. Freddie Mac agrees to reimburse Radian for (i) all reasonable documented out-of-pocket costs and expenses incurred by Radian in connection with, and (ii) an allocation of Radian’s labor, overhead and general costs and expenses allocable to, the performance by Radian of its obligations to Administer the Remaining Pending Claims under this Section 4.4(c). The costs and expenses reimbursable pursuant to clause (ii) of the preceding sentence shall be determined as set forth on Schedule 4.4(c) of this Agreement, as increased by three percent (3%) annually. All amounts due under this Section 4.4(c) shall be payable no later than 30 days after written demand therefor by Radian to Freddie Mac. The aggregate amount payable by Freddie Mac under this Section 4.4(c) shall not exceed $1,000,000.

(d) Freddie Mac, at its own expense, shall have the right during the term of this Agreement, upon reasonable prior notice and subject to all site-based rules, to review and audit Radian’s performance of its obligation to Administer the Claims under this Agreement in order to verify that Radian performed such obligations in accordance with the Claims Review Standards. Any disagreement between the Parties as to whether Radian performed its obligations to Administer the Claims under this Agreement in accordance with the Claims Review Standards shall be submitted to the Third Party Evaluator for a final determination of that issue. Fees and costs for a final determination by the Third Party Evaluator pursuant to this paragraph shall be paid by the Party whose position was not adopted by the Third Party Evaluator. Each Party agrees to execute an engagement letter with the Third Party Evaluator on mutually acceptable terms, provided that the engagement letter shall include an agreement by the Third Party Evaluator, on terms reasonably acceptable to each Party, to keep confidential all information the Third Party Evaluator receives or produces pursuant to the engagement.

Section 4.5 Early Termination at the Election of Radian; Termination of Policy Coverage.

(a) At any time after August 29, 2015, Radian may elect to extinguish and discharge all remaining liability with respect to the Subject Loans by paying to Freddie Mac, by wire transfer in immediately available funds to the Specified Secured Party Account, an amount equal to the then-current Remaining Coverage Amount (the “Early Termination Payment”). Effective upon the payment of the Early Termination Payment, Radian shall have no further liability to Freddie Mac with respect to the Subject Loans, except any responsibility to perform the duties set forth in Sections 4.4(c), 4.4(d), and 4.6. For the avoidance of doubt, the early termination right under this Section 4.5(a) shall be available to Radian and any successor of Radian (including any liquidator, receiver or statutory successor of Radian). Neither Radian nor any such successor shall have any obligation to provide any prior notice to Freddie Mac before exercising such right, except that if Radian or such successor does not provide such notice to Freddie Mac before exercising such right, then it will provide such notice promptly thereafter.

(b) Anything to the contrary notwithstanding, the Certificate of Insurance (and the corresponding insurance coverage) with respect to each Subject Loan (other than (x) Subject Loans that are the subject of Remaining Pending Claims, which shall be governed by Section 4.5(c) and not this Section 4.5(b) and (y) Subject Loans that become Returned Loans, which shall be governed by Section 4.6 and not this Section 4.5(b)) shall automatically cancel and be of no further force or effect upon the earliest to occur of (i) the date of Radian’s delivery of a notice with respect to (x) the cancellation or rescission of coverage under a Certificate of Insurance in respect of such Subject Loan, in accordance with Radian’s then-existing practice or (y) the denial or that a claim payment has been processed and reduced in respect of a Claim with respect to such Subject Loan, in accordance with Radian’s then-existing practice and (ii) the General Certificate Cancellation Date and (iii) a Disposition of such Subject Loan. For the avoidance of doubt, the cancellation of Certificates of Insurance as described in this Section 4.5(b) is not relevant for and shall have no effect on the calculation of the Initial Collateral Amount or the Remaining Coverage Amount or with respect to the determination of whether there are Remaining Pending Claims which, in each case, are governed by the terms of Section 4.3.

(c) In the case of any Certificate of Insurance that relates to a Subject Loan that is the subject of a Remaining Pending Claim as of the General Certificate Cancellation Date, such Certificate of Insurance shall automatically cancel and be of no further force or effect as the date of Radian’s delivery of a notice with respect to (x) the cancellation or rescission of coverage under such Certificate of Insurance, in accordance with Radian’s then-existing practice or (y) the denial or that a claim payment has been processed and reduced in respect of a Claim with respect to such Subject Loan, in accordance with Radian’s then-existing practice; provided, that, without limitation of the foregoing, Radian’s liability to Freddie Mac, if any, with respect to the Remaining Pending Claims shall be as provided in Section 4.1(b) and Section 4.4.

(d) If any Subject Loan is assigned, sold, transferred or otherwise disposed of (each of the foregoing, a “Disposition”) for any reason on or prior to the General Certificate Cancellation Date such that Freddie Mac is no longer the owner of such Subject Loan, and such Disposition does not result in such Subject Loan becoming a Returned Loan, then the applicable Certificate of Insurance shall automatically cancel and be of no further force or effect, such cancellation to be effective immediately upon the completion of such Disposition, at which time Radian shall have no further liability arising out of such Subject Loan.

Section 4.6 Treatment of Returned Loans.

(a) Radian hereby agrees to treat the applicable repurchaser of a Returned Loan as the “Insured” under the applicable Policy with respect to such Returned Loan effective as of the time at which the repurchase by the loan seller and/or current servicer of the related Eligible Loan has been completed.

(b) Radian hereby agrees to Administer Returned Loans pursuant to Section 4.4 hereof.

(c) If Radian pays any Claim in respect of a Returned Loan (in full or in part as a result of a Curtailment) after the Cutoff Date, then (unless Radian withdraws, draws on or otherwise applies Returned Loan Acceptable Collateral to pay such Claim as permitted by Section 4.6(e), in circumstances in which Section 4.6(e) applies), Freddie Mac agrees to reimburse Radian for the amount of any such payment within thirty (30) days following receipt of notice of such payment by Radian.

(d) If a Claim in respect of a Returned Loan results, after the Cutoff Date, in a Final Rescission, Final Cancellation, Final Curtailment, or Final Denial, such amount shall be automatically deducted in the calculation the Remaining Coverage Amount in accordance with the definition thereof. If the Remaining Coverage Amount has been reduced to zero at the time such action on the Claim becomes final, Freddie Mac shall have no liability to Radian in respect of such Final Rescission, Final Cancellation, Final Curtailment, or Final Denial.

(e) At any time and from time to time following the Closing Date, if the aggregate amount of the Risk in Force in respect of Returned Loans exceeds $25,000,000, then Freddie Mac shall deliver Returned Loan Acceptable Collateral to Radian having a fair market value (or, in the case of a letter of credit, having an undrawn face amount) at least equal to the excess of (x) the aggregate amount of the Risk in Force in respect of Returned Loans over (y) $25,000,000 (the excess of (x) over (y) being the “Returned Loan Required Amount”). Radian acknowledges and agrees that this Section 4.6(e) shall apply only if and for so long as the Returned Loan Required Amount exceeds zero.

(i) If, as of the end of any calendar quarter following the Closing Date: (x) the Returned Loan Required Amount as of such date exceeds the fair market value (or, in the case of a letter of credit, the undrawn face amount thereof) of Returned Loan Acceptable Collateral held by Radian as of such date, then Freddie Mac shall deliver additional Returned Loan Acceptable Collateral to Radian in an amount not less than the amount of such excess or (y) the fair market value (or, in the case of a letter of credit, the undrawn face amount thereof) of Returned Loan Acceptable Collateral held by Radian as of such date exceeds the Returned Loan Required Amount as of such date, then Radian shall release Returned Loan Acceptable Collateral to Freddie Mac in an amount equal to such excess.

(ii) The Parties agree that Radian, and any liquidator, receiver or statutory successor of Radian, shall be entitled to withdraw, draw on or otherwise apply Returned Loan Acceptable Collateral, only to pay Claims in respect of Returned Loans and without diminution in the event of the insolvency of Radian.

(iii) The form of Returned Loan Acceptable Collateral shall comply with the terms and conditions set forth on Schedule 4.6(e); provided that Freddie Mac shall have the right to select the form or forms of Returned Loan Acceptable Collateral consistent with such schedule.

(f) For the avoidance of doubt, this Section 4.6 shall survive the consummation of the transactions contemplated hereby (including the occurrence of the General Certificate Cancellation Date).

Section 4.7 Certain Reporting Requirements. Until the General Certificate Cancellation Date:

(a) Within fifteen (15) Business Days following the end of each month, Radian shall provide to Freddie Mac a schedule, substantially in the form of Schedule 4.7(a) (each, a “Radian Monthly Report”), with the information required thereby as of the end of such calendar month.

(b) Within fifteen (15) Business Days following the end of each month, Freddie Mac shall provide to Radian a schedule setting forth in reasonable detail information with respect to all Subject Loans that have become Returned Loans during such month.

(c) The Parties agree that they each will use commercially reasonable efforts to ensure the accuracy of the information contained in the reports required by this Section 4.7, and agree that each will promptly correct any inaccurate information in such reports upon discovery of any error.

ARTICLE V

COVENANTS

Section 5.1 Communications Plan. The Parties have agreed to a Communications Plan, attached as Schedule 5.1 of the Letter Agreement (the “Communications Plan”), and will comply with the Communications Plan.

Section 5.2 Confidentiality. Each of the Parties agrees that it shall hold the terms and conditions of the Transaction Agreements in the strictest confidence and shall not report, publish or disclose any term, condition or provision of those Agreements to anyone except as expressly allowed pursuant to this Section 5.2. A Party may disclose the terms and conditions of the Transaction Agreements: (i) as may be required or advisable to comply with applicable Law, or in connection with the enforcement of any such Agreement (it being expressly understood and agreed that Radian shall be permitted to disclose the Transaction Agreements (including a conformed copy of this Agreement) on forms filed with the Securities and Exchange Commission; (ii) to its respective financial, legal, accounting and tax advisors for the purpose of receiving professional advice; (iii) in connection with the preparation and filing of such Party’s federal, state and local income tax returns, financial statements and supporting materials; and (iv) to those of its directors, officers and employees as may be required to comply with applicable Law or to allow the recipient officers, directors and employees to perform their duties to such Party. If any Party becomes legally compelled to disclose any term or provision of the Transaction Agreements by reason of a subpoena, deposition notice, interrogatory or similar process, the Party so compelled, to the extent practicable and not otherwise prohibited by Law, shall provide the other Party with prompt written notice and a copy of the document, instrument or process compelling such disclosure so that such other Party may, in its discretion, seek a protective order or other appropriate remedy at such other Party’s expense. If the process compelling disclosure is not quashed, terminated, stayed or modified, such Party may furnish the required information without such disclosure being deemed a violation of this Section 5.2, but shall furnish only that portion of the terms and conditions of the Transaction Agreements that, on the advice of legal counsel, is legally required to comply.

ARTICLE VI

MUTUAL RELEASES

Section 6.1 Releases. Immediately upon the occurrence of the Closing, the releases set forth below shall become automatically effective as of the Closing Date:

(a) For good and valuable consideration, and intending to be legally bound, Radian, on behalf of itself, its present and future Affiliates, transferees, assigns, acquirers, and their respective officers, directors, employees, agents, shareholders and successors in interest (collectively, the “Radian Party Releasors”), hereby irrevocably and unconditionally releases and forever discharges Freddie Mac and each of its present and future Affiliates, transferees, assigns, acquirers, and their respective officers, directors, employees, agents, shareholders, advisors, consultants, accountants, legal counsel, other representatives and successors in interest (collectively, the “Freddie Mac Party Releasees”), from any and all known and unknown claims, demands, actions, causes of action, suits, debts, sums of money, accounts, promises, rights, damages, costs, expenses, and compensation whatsoever, of whatever kind and based on whatever legal theory, which the Radian Party Releasors ever had, now have, or hereafter can, shall, or may have against any of the Freddie Mac Party Releasees, for, upon or by reason of any matter, cause or thing whatsoever, which arose or arises under the Certificates of Insurance or the Policies with respect to the Eligible Loans. In no event shall the release provided in this Section 6.1(a) be interpreted to release any Freddie Mac Party Releasees from (i) any obligations or liabilities created or arising under the Transaction Agreements with respect to any of the Eligible Loans or otherwise, or (ii) any claim or cause of action held by any holder of a Repurchased Loan or a Returned Loan. Radian represents and warrants to Freddie Mac that it has not heretofore assigned or transferred, or purported to assign or transfer, to any Person any claim or cause of action released pursuant to this Section 6.1(a).

(b) For good and valuable consideration, and intending to be legally bound, Freddie Mac, on behalf of itself, its present and future Affiliates, transferees, assigns, acquirers, and their respective officers, directors, employees, agents, shareholders and successors in interest (collectively, the “Freddie Mac Releasors”), hereby irrevocably and unconditionally releases and forever discharges Radian and each of its present and future Affiliates, transferees, assigns, acquirers, and their respective officers, directors, employees, agents, shareholders, advisors, consultants, accountants, legal counsel, other representatives and successors in interest (collectively, the “Radian Party Releasees”), from any and all known and unknown claims, demands, actions, causes of action, suits, debts, sums of money, accounts, promises, rights, damages, costs, expenses, and compensation whatsoever, of whatever kind and based on whatever legal theory, which the Freddie Mac Releasors ever had, now have, or hereafter can, shall, or may have against any of the Radian Party Releasees, for, upon or by reason of any matter, cause or thing whatsoever, which arose or arises under the Certificates of Insurance or the Policies with respect to the Eligible Loans. In no event shall the release provided in this Section 6.1(b) be interpreted to release any Radian Party Releasees from (i) any obligations or liabilities created or arising under the Transaction Agreements with respect to any of the Eligible Loans or otherwise or (ii) any claim or cause of action held by any holder of a Repurchased Loan or a Returned Loan. Freddie Mac represents and warrants to Radian that it has not heretofore assigned or transferred, or purported to assign or transfer, to any Person any claim or cause of action released pursuant to this Section 6.1(b).

Section 6.2 Release of Unknown Claims. Each Party acknowledges that there is a risk that after signing the Transaction Agreements they may discover losses or claims that are released under this Article VI, but that are presently unknown to them. Each Party assumes this risk and understands that the releases in this Article VI shall apply to any such losses and claims. Each Party understands that this Article VI includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released in Section 6.1(a) or 6.1(b), as applicable. Each Party acknowledges that by accepting the benefits and payments set forth in this Agreement, they assume and waive the risk that the facts and the law may be other than as they believe.

Section 6.3 Covenant Not to Sue. Each Party hereby irrevocably covenants not to, directly or indirectly, assert any claim or demand, or commence, institute or voluntarily aid in any way, or cause to be commenced or instituted, any Legal Proceeding of any kind against any of the applicable releases based upon any of the claims, causes of action or other matters released pursuant to this Article VI.

ARTICLE VII

REPUDIATION.

If Radian becomes subject to a Delinquency Proceeding on or prior to August 29, 2014, and Radian’s liquidator, receiver or statutory successor subsequently “repudiates,” “disavows” or “rejects” this Agreement on or prior August 29, 2014 (each a “Repudiation”), then, only in such circumstance, Freddie Mac shall be entitled, in addition to all other remedies provided in this Agreement, and at Law and in equity, to a cash payment in an amount equal to thirty million dollars ($30,000,000). If, prior to August 29, 2014, (a) Freddie Mac enters into an agreement with another mortgage insurer regarding one or more primary mortgage insurance policies, pursuant to which Freddie Mac and such insurer agree to commute, compromise or otherwise settle their respective obligations to each other with respect to all or a portion of the loans insured under such insurance policies, and (b) that agreement, like this Agreement, (i) provides that the insurer will pay a specific amount to Freddie Mac at the closing of such transaction and (ii) requires (A) the ongoing administration and/or (B) payment of claims under primary mortgage insurance policies (or to Freddie Mac) over time or at a future date, and (c) that agreement does not obligate the insurer to pay a specified amount to Freddie Mac in the event of a Delinquency Proceeding within the first year of performance and a subsequent repudiation, disavowal or rejection of such Agreement by the liquidator, receiver, or statutory successor of such insurer, or obligates it to pay in such circumstance an amount less than three and one-half percent (3.5%) of the aggregate consideration payable to Freddie Mac pursuant to such commutation, then, only in such circumstance, this Article VII shall be void and of no effect effective as of the effective date of such agreement between Freddie Mac and such other insurer.

ARTICLE VIII

GENERAL PROVISIONS.

Section 8.1 Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors, auditors and accountants, incurred in connection with the Transaction Agreements and the transactions contemplated hereby, shall be paid by the Party incurring such costs and expenses, regardless of whether the Closing shall have occurred.

Section 8.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by an internationally recognized overnight courier service, by facsimile or electronic mail (upon electronic confirmation of delivery), or by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.2);

(a)	if to Radian:

Radian Guaranty Inc.

1601 Market Street

Philadelphia, PA 19103

Attention: Meghan C. Bartholomew,

                Senior Vice President, Risk Management

E-mail: meghan.bartholomew@radian.biz

With copies to:

Radian Guaranty Inc.

1601 Market Street

Philadelphia, PA 19103

Attention: Edward J. Hoffman, Esq.,

                General Counsel and Corporate Secretary

E-mail: edward.hoffman@radian.biz

Facsimile: 215-405-9160

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

Attention: Francis R. Monaco, Esq.

E-mail: Francis.monaco@hoganlovells.com

Facsimile: 212-918-3100

(b)	if to Freddie Mac:

Freddie Mac

1551 Park Run Drive

McLean, VA 22102-3110

Attention: Vice President, Special Asset

                Workout and Mortgage Insurance Risk

E-mail: gina_healy@freddiemac.com

Facsimile: 571-382-3957

With a copy to:

Freddie Mac

8200 Jones Branch Drive

McLean, VA 22102-3110

Attention: Managing Associate General Counsel,

                         Mortgage Law

E-mail: james_newell@freddiemac.com

Facsimile: 703-903-2559

Notice shall be deemed to have been given or made on the first Business Day after it was sent if given by an internationally recognized overnight courier service, by facsimile or electronic mail (upon electronic confirmation of delivery), and on the fifth Business Day after it was sent if given by registered or certified mail (postage prepaid, return receipt requested).

Section 8.3 Entire Agreement. The Transaction Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 8.4 Successors and Permitted Assigns; No Assignment. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned (except by operation of Law) without the express written consent of the Parties (which consent may be granted or withheld in the sole discretion of each of the Parties), and any such assignment or attempted assignment without such consent shall be void.

Section 8.5 Amendment and Waiver. This Agreement may not be amended, altered, supplemented, waived or modified except by an instrument in writing signed by, or on behalf of, the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 8.6 No Third Party Beneficiaries. Except as expressly set forth in Article VI, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, remedy or right of action of any nature whatsoever, arising directly or indirectly out of, based upon, or in any way related to or in connection with this Agreement.

Section 8.7 Rights and Remedies. Each Party acknowledges and agrees that each Party may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any material breach of this Agreement by another Party may not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which such Party may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 8.8 Governing Law and Jurisdiction. This Agreement shall be interpreted under and governed by the Laws of the Commonwealth of Virginia without giving effect to conflicts of law provisions thereof that would make the law of any other jurisdiction applicable to this Agreement. In the event that there is a dispute between or among the Parties arising under this Agreement, the Parties (i) agree that the exclusive forum to seek remedy shall be to institute a legal proceeding in the United States District Court for the Eastern District of Virginia (or if such United States District Court does not have jurisdiction, the courts of the Commonwealth of Virginia located in Fairfax County, Virginia) and (ii) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that any such court is an inconvenient forum. Each Party hereby irrevocably consents to the service of process in such courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided to the Parties in accordance with Section 8.2, such service to become effective ten (10) days after such mailing.

Section 8.9 Survival of Representations and Warranties. All representations and warranties made by any Party in this Agreement shall be considered to have been relied upon by the other Party and shall survive the Closing indefinitely, regardless of any investigation made by such other Party or on its behalf and notwithstanding that such other Party may have had notice or knowledge of any breach of the terms of this Agreement or incorrect representation or warranty at the time of the Closing.

Section 8.10 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars, and all payments hereunder shall be made in United States (U.S.) dollars by wire transfer in immediately available funds.

Section 8.11 Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.

Section 8.12 Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby are not affected in any manner materially adverse to any Party.

Section 8.13 Further Assurances. To the extent permitted by Law, the Parties shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments and records as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

Section 8.14 Legal Counsel. Each Party acknowledges and warrants that it has been represented by independent legal counsel of its own choice throughout all negotiations which preceded the execution of this Agreement. Each Party has participated in drafting this Agreement and no term or provision of this Agreement shall be construed against any Party on the basis that such Party drafted same.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has executed this Agreement as of the date first written above.

RADIAN GUARANTY INC.

BY:	/s/ C. Robert Quint
TITLE:	CFO

FEDERAL HOME LOAN MORTGAGE CORPORATION

BY:	/s/ Gina Healy, CFA
TITLE:	Vice President Mortgage Insurance and Special Assets Workout

Exhibit A

[Execution Copy]

COLLATERAL ACCOUNT CONTROL AGREEMENT

AGREEMENT (the “Agreement”), dated as of August 29, 2013 among Radian Guaranty Inc., a Pennsylvania mortgage guaranty insurance company (“Pledgor”), Federal Home Loan Mortgage Corporation (the “Secured Party”) and The Bank of New York Mellon (“Securities Intermediary”).

W I T N E S S E T H:

WHEREAS, Secured Party and Pledgor have entered into a collateral account security agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the repayment of Pledgor’s obligations to Secured Party; and

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Account” shall mean the custody account (Account No. 893708) established and maintained by Securities Intermediary in the name of Pledgor (as the same may be redesignated, renumbered or otherwise modified).

2. “Authorized Person” shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

3. “Collateral” shall mean the investment property (including proceeds) and cash held in the Account.

4. “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company, Euroclear, Clearstream Banking S.A. and any depository, book-entry system or clearing agency (and their respective successors and assigns) authorized to act as a securities depository, securities depository, or clearing agency, pursuant to applicable law and identified to Pledgor from time to time.

5. “Notice of Exclusive Control” shall mean a written notice, in the form annexed hereto as Appendix I, given by Secured Party to Securities Intermediary that Secured Party is exercising sole and exclusive control of the Collateral.

6. “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by Securities Intermediary in connection with the purchase, sale or custody of securities hereunder and identified to Pledgor from time to time.

7. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

8. “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “bank”, “deposit account”, “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

ARTICLE II

APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;

ACCOUNT

1. Appointment; Identification of Collateral. (a) Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees. Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party. Pledgor hereby authorizes Securities Intermediary, upon receipt by Securities Intermediary of a Notice of Exclusive Control from Secured Party, to comply with all Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party.

2. Status of Securities Intermediary. The parties agree that Securities Intermediary is a securities intermediary, and intend that all securities held in the Account shall be treated as financial assets.

3. Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

ARTICLE III

COLLATERAL SERVICES

1. Notice of Exclusive Control. Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act only upon joint Written Instructions, including entitlement orders, from Pledgor and Secured Party that would transfer or remove Collateral from the Account; provided, however, until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act only upon Written Instructions of Pledgor with respect to (i) the sale, exchange or redemption of any Collateral in the Account the proceeds of which remain in the Account and (ii) to any transfer of Collateral to the Specified Secured Party Account (as defined below) at any time on or after August 29, 2015 (a “Specified Secured Party Account Transfer”). Secured Party may, subject to terms of the Pledge Agreement, exercise sole and exclusive control of the Account and the Collateral held therein by delivering to Securities Intermediary a Notice of Exclusive Control; provided, however, that the Secured Party hereby agrees not to deliver to Securities Intermediary a Notice of Exclusive Control unless and until a Default (as defined in the Pledge Agreement) has occurred and is continuing. Upon receipt of a Notice of Exclusive Control, Securities Intermediary shall, without inquiry and in reliance upon such Notice, thereafter comply with Written Instructions (including entitlement orders) solely from Secured Party with respect to the Account and Secured Party shall with respect to the Account have all of the duties and obligations imposed by the Global Custody Terms and Conditions attached hereto as Appendix III and/ or this Agreement with respect to the Account to the extent arising after receipt by the Securities Intermediary of such Notice of Exclusive Control. As used herein, the term “Specified Secured Party Account” means a securities account of Secured Party maintained by Securities Intermediary and designated in writing by Secured Party to Securities Intermediary and Pledgor (or such other securities account as may be designated by joint Written Instructions from Secured Party and Pledgor). Secured Party hereby agrees to designate the initial Specified Secured Party Account to Securities Intermediary and Pledgor within 15 days of the date of this Agreement. In no event shall the right of Pledgor acting by itself to initiate a Specified Party Account Transfer to the Specified Secured Party Account which is in the name of Secured Party affect in any way the perfection of Secured Party’s security interest in the Collateral.

2. Intentionally Omitted.

3. Statements. Securities Intermediary shall furnish Pledgor and Secured Party with advices of transactions affecting the Account and monthly Account statements. Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure. Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party, or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.

4. Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

5. Waiver of Lien, Set-off. Securities Intermediary hereby waives any security interest in or lien on, or right of set-off with respect to any of the Collateral that Securities Intermediary may now or in the future may have, except to the extent of any advances that Securities Intermediary may from time to time make to, or for the benefit of, Pledgor for purposes of clearing or settling purchases or sales of securities by Pledgor.

ARTICLE IV

GENERAL TERMS AND CONDITIONS

1. Standard of Care; Limitation of Liability; Indemnification. (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. With respect to Losses arising out of the acts or failures to act of a Subcustodian (other than an affiliate of Securities Intermediary), Securities Intermediary shall take appropriate action to recover such Losses from such Subcustodian, and Securities Intermediary’s sole responsibility and liability shall be limited to the amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Securities Intermediary). In no event shall Securities Intermediary be liable to Pledgor, Secured Party or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Securities Intermediary or any Subcustodian be liable: (i) for acting in accordance with any Written Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be given by an Authorized Person; (ii) for conclusively presuming that all disbursements of cash or deliveries of Securities directed by Pledgor or Secured Party by a Written Instruction are in accordance with the Pledge Agreement, (iii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (iv) for the insolvency of any Subcustodian (other than an affiliate of Securities Intermediary) or any Depository or for any Collateral held by such Depository or Subcustodian; or (v) for any Losses due to forces beyond the control of Securities Intermediary, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b) Secured Party and Pledgor agree, jointly and severally, to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor and Secured Party shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Secured Party, their respective successors and assigns, notwithstanding the termination of this Agreement.

2. No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

3. No Responsibility Concerning Pledge Agreement. Pledgor and Secured Party hereby agree that, notwithstanding references to the Pledge Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Pledge Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Pledge Agreement or to know the terms of the Pledge Agreement).

4. No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

5. Advice of Counsel. Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

6. No Collection Obligations. Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.

7. Fees and Expenses. Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time. Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement. Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses which are a normal incident of the services provided hereunder.

8. Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.

(b) If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c) Secured Party and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. Secured Party and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d) If Secured Party or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, its use thereof shall be subject to the Terms and Conditions attached hereto as Appendix II. If Secured Party or Pledgor elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

9. Account Disclosure. Securities Intermediary is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

10. Force Majeure. Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

11. Pricing Services. Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement. Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

13. No Implied Duties. Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement. No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

14. Global Custody Terms and Conditions. The Account and the Collateral shall be subject to the Global Custody Terms and Conditions attached hereto as Appendix III, except that in the event of any conflict between the express provisions of this Agreement and such Global Custody Terms and Conditions, the express provisions of this Agreement shall control.

ARTICLE V

MISCELLANEOUS

1. Termination. This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Account pursuant to Pledgor’s Written Instructions, (b) transfer of the Collateral to Secured Party subsequent to Securities Intermediary’s receipt of a Notice of Exclusive Control or (c) not less than ninety (90) days prior written notice of termination (i) from Securities Intermediary to Pledgor and Secured Party or (ii) jointly from Pledgor and Secured Party to Securities Intermediary, provided that termination pursuant to (c) above shall not affect or terminate Secured Party’s security interest in the Collateral. Upon termination pursuant to (c) above, Securities Intermediary shall follow such reasonable joint Written Instructions of Secured Party and Pledgor (or if Securities Intermediary has received a Notice of Exclusive Control, such reasonable instructions of only Secured Party) concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

2. Certificates of Authorized Persons. Secured Party and Pledgor agree to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

3. Notices. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at 101 Barclay Street 8W, New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.

(b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at the address set forth below, or at such other place as Secured Party may from time to time designate in writing.

Freddie Mac

1551 Park Run Drive

McLean, VA 22102-3110

Attention: Vice President, Special Asset

Workout and Mortgage Insurance Risk

With a copy to:

Freddie Mac

8200 Jones Branch Drive

McLean, VA 22102-3110

Attention: Managing Associate General Counsel,

Mortgage Law

(c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at the address set forth below, or at such other place as Pledgor may from time to time designate in writing.

Radian Guaranty Inc.

1601 Market Street

Philadelphia, PA 19103

Attention: Meghan C. Bartholomew,

Senior Vice President, Risk Management

With copies to:

Radian Guaranty Inc.

1601 Market Street

Philadelphia, PA 19103

Attention: Edward J. Hoffman, Esq.,

General Counsel and Corporate Secretary

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

Attention: Francis R. Monaco, Esq.

4. Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

5. Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

6. Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Account and the rights and duties of the parties with respect thereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof that would result in the application of the laws of a different jurisdiction. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York are expressly made applicable hereto. The State of New York shall be deemed to be the location of the Securities Intermediary. Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity. Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7. No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

8. Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

9. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile and email transmission), each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10. USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party. Accordingly, prior to opening an Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Pledgor and Secured Party agree that Securities Intermediary cannot open an Account hereunder unless and until the Securities Intermediary verifies the Pledgor’s and/or Secured Party’s identity in accordance with its CIP.

10. Certain Additional Custodial Terms. The terms and provision of Annex IV are hereby incorporated by reference herein, and made a part hereof.

IN WITNESS WHEREOF, Secured Party, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

RADIAN GUARANTY INC.

By:
Title:

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:
Title:

THE BANK OF NEW YORK MELLON

By:
Title:

APPENDIX I

FORM OF NOTICE OF EXCLUSIVE CONTROL

The Bank of New York Mellon

[ADDRESS]

Federal Home Loan Mortgage Corporation (the “Secured Party”) hereby instructs you, as Securities Intermediary, pursuant to the terms of that certain Collateral Account Control Agreement dated as of August 29, 2013 (as from time to time amended and supplemented, the “Control Agreement”) among Radian Guaranty Inc., a Pennsylvania mortgage guaranty insurance company (the “Account Holder”), you and the Secured Party, that you (i) shall not follow any instructions or entitlement orders of the Account Holder with respect to the Collateral or the Account held by you for the Account Holder, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to the Collateral or the Account. Capitalized terms used and not otherwise defined in this Notice of Exclusive Control shall have the meanings attributed thereto in the Control Agreement.

Very truly yours,

By:
Secured Party Authorized Signatory

APPENDIX II

ELECTRONIC SERVICES TERMS AND CONDITIONS

1. License; Use. (a) This Appendix II shall govern Customer’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“BNYM”) may provide to Customer, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by BNYM to Customer in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix II and the main body of this Agreement with respect to Customer’s use of the Electronic Services, the terms of this Appendix II shall control.

(b) BNYM grants to Customer a personal, nontransferable and nonexclusive license to use the Electronic Services to which Customer subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNYM in connection with the Customer’s relationship with BNYM. Customer shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Electronic Services. Customer acknowledges that BNYM and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. Customer further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNYM or its suppliers. Customer shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Electronic Services. Customer may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNYM’s prior written consent. Customer may not remove any statutory copyright notice or other notice included in the Electronic Services. Customer shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNYM’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNYM believes to be reliable but are provided without any independent investigation by BNYM. BNYM and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Customer’s internal use, and may not be reused, disseminated or redistributed in any form. Customer shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. BNYM AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. BNYM’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d) Customer understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. BNYM make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to Customer and Customer accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute BNYM’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2. Equipment. Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNYM shall not be responsible for the reliability or availability of any such equipment or services.

3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNYM or its suppliers. However, for the avoidance of doubt, reports generated by Customer containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.” Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, Customer shall return to BNYM any and all copies of the Information which are in its possession or under its control (except that Customer may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4. Modifications. BNYM reserves the right to modify the Electronic Services from time to time. Customer agrees not to modify or attempt to modify the Electronic Services without BNYM’s prior written consent. Customer acknowledges that any modifications to the Electronic Services, whether by Customer or BNYM and whether with or without BNYM’s consent, shall become the property of BNYM.

5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. BNYM AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED

TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNYM OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6. Security; Reliance; Unauthorized Use; Funds Transfers. BNYM will establish security procedures to be followed in connection with the use of the Electronic Services, and Customer agrees to comply with the security procedures. Customer understands and agrees that the security procedures are intended to determine whether instructions received by BNYM through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. Customer will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of Customer’s use of the Electronic Services, Customer shall return to BNYM any security devices (e.g., token cards) provided by BNYM. BNYM is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services. Customer acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law BNYM shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the Electronic Services or BNYM’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the BNYM, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7. Acknowledgments. BNYM shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNYM shall not be liable for any failure to act in accordance with such Written Instruction and Customer may not claim that such Written Instruction was received by BNYM. BNYM may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNYM in sufficient time for BNYM to act upon, or in accordance with such instructions or communications.

8. Viruses. Customer agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9. Encryption. Customer acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. Customer agrees that BNYM may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting its systems.

10. On-Line Inquiry and Modification of Records. In connection with Customer’s use of the Electronic Services, BNYM may, at Customer’s request, permit Customer to enter data directly into a BNYM database for the purpose of modifying certain information maintained by BNYM’s systems, including, but not limited to, change of address information. To the extent that Customer is granted such access, Customer agrees to indemnify and hold BNYM harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNYM may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNYM database records initiated by Customer.

11. Agents. Customer may, on advance written notice to the BNYM, permit its agents and contractors (“Agents”) to access and use the Electronic Services on Customer’s behalf, except that the BNYM reserves the right to prohibit Customer’s use of any particular Agent for any reason. Customer shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and Customer shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of Customer. Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Customer that the Agent continues to be duly authorized by the Customer to so act on its behalf and the BNYM may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of Customer, and Customer shall be bound thereby whether or not authorized. Customer may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Customer’s behalf. Upon cessation of any such Agent’s services, Customer shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNYM and return them to BNYM.

APPENDIX III

GLOBAL CUSTODY TERMS AND CONDITIONS

ARTICLE I

CUSTODY AND RELATED SERVICES

1. (a) Subject to these Global Custody Terms and Conditions, Pledgor hereby authorizes Securities Intermediary to hold any Securities received by it from time to time for Pledgor’s account. Securities Intermediary shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder. Securities and cash deposited by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Securities Intermediary’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Securities Intermediary as custodian or trustee for its customers. Securities Intermediary shall identify on its books and records the Securities and cash belonging to Pledgor, whether held directly or indirectly through Depositories or Subcustodians.

(b) Unless applicable law otherwise requires, Securities Intermediary shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Pledgor by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2. Securities Intermediary shall furnish Pledgor with an advice of daily transactions and a monthly summary of all transfers to or from the Accounts. Pledgor may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Pledgor acknowledges that such transmissions are not encrypted and therefore are insecure. Pledgor further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor or any person claiming by or through Pledgor as a result of the use of such methods.

3. With respect to all Securities held hereunder, Securities Intermediary shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise Pledgor as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise Pledgor as promptly as practicable of any such amounts due but not paid;

(c) Forward to Pledgor all information or documents that it may receive from an issuer of Securities which, in the opinion of Securities Intermediary, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

4. (a) Securities Intermediary shall notify Pledgor of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Securities Intermediary has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Securities Intermediary subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Securities Intermediary shall have no liability for failing to so notify Pledgor.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Pledgor or provide for discretionary action or alternative courses of action by Pledgor, Pledgor shall be responsible for making any decisions relating thereto and for directing Securities Intermediary to act. In order for Securities Intermediary to act, it must receive Pledgor’s Written Instructions at Securities Intermediary’s offices, addressed as Securities Intermediary may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Securities Intermediary may notify Pledgor). Absent Securities Intermediary’s timely receipt of such Written Instructions, Securities Intermediary shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities. As used herein the term Business Day shall mean any day on which Securities Intermediary and the relevant Subcustodians and Depositories are open for business.

5. Securities Intermediary will make available to Pledgor proxy voting services upon the request of, and for the jurisdictions selected by, Pledgor in accordance with terms and conditions to be mutually agreed upon by Securities Intermediary and Pledgor.

6. Securities Intermediary shall promptly advise Pledgor upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Securities Intermediary, any Subcustodian or Depository holds any such Securities in which Pledgor has an interest as part of a fungible mass, Securities Intermediary, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. Securities Intermediary shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Securities Intermediary in writing.

8. Pledgor shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of Pledgor or any transaction related thereto. Pledgor shall indemnify Securities Intermediary and each Subcustodian for the amount of any Tax that Securities Intermediary, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Pledgor (including any payment of Tax required by reason of an earlier failure to withhold). Securities Intermediary shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Securities Intermediary or any Subcustodian is required under applicable law to pay any Tax on behalf of Pledgor, Securities Intermediary is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Securities Intermediary shall promptly notify Pledgor of the additional amount of cash (in the appropriate currency) required, and Pledgor shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Securities Intermediary as specified herein. In the event that Securities Intermediary reasonably believes that Pledgor is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Pledgor under any applicable law, Securities Intermediary shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Securities Intermediary shall have received from Pledgor all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Securities Intermediary reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Securities Intermediary and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Pledgor to Securities Intermediary hereunder. Pledgor hereby agrees to indemnify and hold harmless Securities Intermediary and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Pledgor, its successors and assigns, notwithstanding the termination of these Global Custody Terms and Conditions.

9. (a) For the purpose of settling Securities and foreign exchange transactions, Pledgor shall provide Securities Intermediary with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in the currency of Pledgor’s home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Securities Intermediary shall provide Pledgor with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Securities Intermediary from its Subcustodians and Depositories. Such funds shall be in the currency of Pledgor’s home jurisdiction or such other currency as Pledgor may specify to Securities Intermediary.

(b) Any foreign exchange transaction effected by Securities Intermediary in connection with these Global Custody Terms and Conditions may be entered with Securities Intermediary or an affiliate of Securities Intermediary acting as principal or otherwise through customary banking channels. Pledgor may issue standing Written Instructions with respect to foreign exchange transactions but Securities Intermediary may establish rules or limitations concerning any foreign exchange facility made available to Pledgor. Pledgor shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, Pledgor shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Pledgor of Securities or cash held outside Pledgor’s jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Securities Intermediary shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Securities Intermediary nor any Subcustodian shall be liable to Pledgor for any loss resulting from any of the foregoing events.

10. To the extent Securities Intermediary has agreed to provide pricing or other information services in connection with these Global Custody Terms and Conditions, Securities Intermediary is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Securities Intermediary to be reliable to provide such information. Pledgor understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Securities Intermediary regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Securities Intermediary shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

11. As an accommodation to Pledgor, Securities Intermediary may provide consolidated recordkeeping services pursuant to which Securities Intermediary reflects on Account statements Securities not held in Securities Intermediary’s vault or for which Securities Intermediary or its nominee is not the registered owner (“Non-Custody Securities”). Non-Custody Securities shall be designated on Securities Intermediary’s books as “shares not held” or by other similar characterization. Pledgor acknowledges and agrees that it shall have no security entitlement against Securities Intermediary with respect to Non-Custody Securities, that Securities Intermediary shall rely, without independent verification, on information provided by Pledgor regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Securities Intermediary shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Securities Intermediary’s books or set forth on account statements concerning Non-Custody Securities.

12. From time to time Securities Intermediary may make available to Pledgor or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by Securities Intermediary from third parties and information reflecting Securities Intermediary’s input, evaluation and interpretation (collectively, “Tools”). Tools may allow Pledgor or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account. By way of example, Tools may assist Pledgor or its agent(s) in analyzing the performance of investment managers appointed by Pledgor, determining on a post-trade basis whether transactions for the Account comply with Pledgor’s investment guidelines, evaluating assets at risk, and performing account reconciliations. Tools may be used only for Pledgor’s internal purposes, and may not be resold, redistributed or otherwise made available to third parties. Tools are the sole and exclusive property of Securities Intermediary and its suppliers. Pledgor may not reverse engineer or decompile any computer programs provided by the Securities Intermediary comprising, or provided as a part of, any Tools. Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by Securities Intermediary that rely on information from third parties may also be incorrect or incomplete. All Tools are provided “AS IS”, whether or not they are modified to meet specific needs of Pledgor and regardless of whether Securities Intermediary is compensated by Pledgor for providing such Tools. CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THESE TERMS AND CONDITIONS TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY CUSTOMER, ITS AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS.

13. With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Securities Intermediary to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the Securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Securities Intermediary. Under the Act, Pledgor is either the “beneficial owner” or a “respondent bank.”

☐	Pledgor is the “beneficial owner,” as defined in the Act, of the Securities to be held by Securities Intermediary hereunder.

☐	Pledgor is not the beneficial owner of the Securities to be held by Securities Intermediary, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Securities Intermediary hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

☐	Pledgor objects

☐	Pledgor does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Pledgor.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE II

PURCHASE AND SALE OF SECURITIES;

CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Securities by Pledgor, an Authorized Person shall deliver to Securities Intermediary Written Instructions specifying all information necessary for Securities Intermediary to settle such purchase or sale. Securities Intermediary shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Securities Intermediary.

2. Pledgor understands that when Securities Intermediary is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Pledgor assumes full responsibility for all credit risks involved in connection with Securities Intermediary’s delivery of Securities pursuant to instructions of Pledgor.

3. Securities Intermediary may, as a matter of bookkeeping convenience or by separate agreement with Pledgor, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Securities Intermediary’s actual receipt of final payment and may be reversed by Securities Intermediary to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Securities Intermediary shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE III

OVERDRAFTS OR INDEBTEDNESS

1. If Securities Intermediary in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Pledgor is for any other reason indebted to Securities Intermediary, Pledgor agrees to repay Securities Intermediary on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Securities Intermediary to its institutional custody customers in the relevant currency.

2. Securities Intermediary hereby waives any security interest in or lien on, or right of set-off with respect to any of the Collateral that Securities Intermediary may now or in the future may have, except to the extent of any advances that Securities Intermediary may from time to time make to, or for the benefit of, Pledgor for purposes of clearing or settling purchases or sales of securities by Pledgor. In this regard, Securities Intermediary shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

3. Securities Intermediary has the right to debit any cash account for any amount payable by Pledgor in connection with any and all obligations of Pledgor to Securities Intermediary, whether or not relating to or arising under these Global Custody Terms and Conditions. In addition to the rights of Securities Intermediary under applicable law and other agreements, at any time when Pledgor shall not have honored any and all of its obligations to Securities Intermediary, Securities Intermediary shall have the right without notice to Pledgor to retain or set-off, against such obligations of Pledgor, any Securities or cash Securities Intermediary or an affiliate of Securities Intermediary may directly or indirectly hold for the account of Pledgor, and any obligations (whether matured or unmatured) that Securities Intermediary or an affiliate of Securities Intermediary may have to Pledgor in any currency. Any such asset of, or obligation to, Pledgor may be transferred to Securities Intermediary and any BNYM Affiliate in order to effect the above rights.

APPENDIX IV

CERTAIN CUSTODIAL TERMS AND CONDITIONS

Anything to the contrary notwithstanding (including, without limitation, anything set forth in Appendix III), Securities Intermediary hereby agrees as follows with respect to this Agreement, the Account and the Collateral, as applicable:

(1) The Securities Intermediary will not utilize an agent to gain entry in a clearing corporation or in the Federal Reserve book-entry system or for other services unless Securities Intermediary enters into a written agreement with the agent whereby:

(i)	The securities in the Account will be held as required by 31 P.S. 148a.

(ii)	Securities Intermediary retains responsibility for the safekeeping of Pledgor’s securities and for compliance with the terms and conditions of this Agreement as required by this Annex IV.

(iii)	Securities Intermediary shall provide Pledgor with notice within 5 business days of the utilization of an agent. The notice shall include, at a minimum:

(A)	The identity of the agent.

(B)	The date of the Securities Intermediary’s written agreement with the agent.

(C)	An acknowledgement that Securities Intermediary has retained responsibility for Pledgor’s securities as required by subparagraph (ii) above.

(2) Securities in registered form shall be registered in the name of Securities Intermediary’s nominee or, if held by a clearing corporation, in the name of the clearing corporation or its nominee. In no event, will any securities be registered in the name of Pledgor.

(3) Securities held in a clearing corporation or in the Federal Reserve book-entry system shall be separately identified on Securities Intermediary’s records as being owned by Pledgor.

(4) Securities Intermediary’s records shall identify which securities are held by Securities Intermediary or by its agent and which securities are in the clearing corporation or in the Federal Reserve book-entry system.

(5) Securities Intermediary’s records shall identify the location of securities held in a clearing corporation or in the Federal Reserve book-entry system and, if applicable, the name of the clearing corporation and the name of the agent.

(6) Securities Intermediary hereby confirms that it has secured and will maintain adequate insurance protection as required by Securities Intermediary’s bank regulator to cover its duties and activities as custodian of Pledgor’s assets.

(7) Securities Intermediary agrees to indemnify Pledgor for any loss of securities occasioned by the negligence or dishonesty of Securities Intermediary’s officers or employees, or by burglary, robbery, holdup, theft or mysterious disappearance, including loss by damage or destruction. Securities Intermediary will not be liable for failure to take an action required under this Agreement in the event and to the extent that the taking of the action is prevented or delayed by war (whether declared or not and including existing wars), revolution, insurrection, riot, civil commotion, act of God, accident, fire, explosion, stoppage of labor, strikes or other differences with employees, laws, regulations, orders or other acts of any governmental authority, or any other cause whatever beyond its reasonable control.

(8) In the event of a loss of securities for which Securities Intermediary is obligated to indemnify Pledgor under paragraph (7), Securities Intermediary shall promptly replace the following:

(i)	The securities or the value thereof.

(ii)	The value of any loss of rights or privileges resulting from the loss of the securities.

(9) Securities Intermediary shall provide the Pennsylvania Insurance Department (the “Department”) with written notice if this Agreement is terminated or if 100% of the assets are withdrawn from the Account. The notice shall be directed to the attention of the Deputy Insurance Commissioner for the Office of Regulation of Companies and provided within 24 hours of Securities Intermediary’s receipt of notice termination pursuant to Article V, Section 1 of this Agreement or within 24 hours of the withdrawal of 100% of the assets from the Account. The notice shall include the date of termination or 100% withdrawal and a list of the securities held on that date.

(10) Securities Intermediary shall provide Pledgor with the following:

(i)

Written reports, in the form provided by BNY Mellon ConnectSM, on at least a monthly basis of holdings of Pledgor securities, including written confirmations of all transfers of securities to or from Pledgor’s account, in the form provided by BNY Mellon ConnectSM.

(ii)	Annual reports of the review of the Pledgor’s trust accounts by Securities Intermediary’s trust committee.

(11) If requested in writing by an authorized person, Securities Intermediary shall provide the following information within 30 days of Securities Intermediary’s receipt of the written request:

(i)	Reports from a clearing corporation or the Federal Reserve book-entry system.

(ii)	Internal or external reports on the Securities Intermediary’s system of internal control.

(12) Reports and confirmations provided by Securities Intermediary may be transmitted in electronic or paper form.

(13) Securities Intermediary shall maintain records and information sufficient to enable Pledgor to:

(i)	Comply with accounting and reporting requirements for financial statements and supporting schedules filed with the Department, to the extent that information maintained by Securities Intermediary is relied upon by Pledgor to prepare its financial statements.

(ii)	Provide information required in a financial examination of Pledgor under Article IX of The Insurance Department Act of 1921 (40 P.S.§§ 323.2 – 323.8) or an audit, including, the identifying numbers assigned to the securities by the Committee on Uniform Securities Identification Procedures (CUSIP).

(14) Upon receipt of a written request signed by an authorized person, Securities Intermediary shall promptly:

(i)	Allow officers or employees of Pledgor, independent accountants retained by Pledgor, and representatives of regulatory agencies to examine Securities Intermediary’s records relating to the Account on Securities Intermediary’s premises and during the custodian’s normal business hours.

(ii)	During regular business hours, provide copies of its records relating to Pledgor’s account, in the form provided by BNY Mellon ConnectSM.

(iii)	Provide, within 30 days of receipt of the written request, an affidavit sworn to and subscribed by an authorized officer of Securities Intermediary and containing language substantially similar to the following:

CUSTODIAN AFFIDAVIT

                    , being duly sworn deposes and says that he/she is                     of                     , a banking corporation organized under and pursuant to the laws of the                     with the principal place of business at                     (hereinafter called the “bank”);

That his/her duties involve supervision of activities of the bank as custodian and records relating thereto;

That the bank is custodian for certain securities of Radian Guaranty Inc., having a place of business at                     (hereinafter called the “insurer”) pursuant to an agreement among the bank, the insurer and Federal Home Loan Mortgage Corporation;

That the schedules attached hereto are true and complete statements of securities that, as of the close of business on             were: (check all that apply)

☐ (1) In the custody of the bank for the account of the insurer; that, unless otherwise indicated on the schedule, the next maturing and all subsequent coupons were either attached to coupon bonds or in the process of collection; and that, unless otherwise indicated on the schedule, all such securities were in bearer form or in registered form in the name the custodian’s nominee or, if held by a clearing corporation, in the name of the clearing corporation or its nominee, or were in the process of being registered in such form.

☐ (2) Credited to a book-entry account with a Federal Reserve Bank under the Federal Reserve book-entry system and in a book-entry account maintained in the name of                     on the books and records of a Federal Reserve bank at such date.

☐ (3) Deposited with                     (a clearing corporation).

That the custodian has the responsibility for the safekeeping of such securities whether in the possession of the bank, credited to a book-entry account with a Federal Reserve Bank under the Federal Reserve book-entry system or deposited with a clearing corporation, as that responsibility is specifically set forth in the agreement between the bank as custodian and the insurer; and

That, to the best of his/her knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said insurer and were free of all liens, claims or encumbrances whatsoever.

Exhibit B

[Execution Copy]

COLLATERAL ACCOUNT SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of August 29, 2013 (this “Agreement”), by and between RADIAN GUARANTY INC., a Pennsylvania mortgage guaranty insurance company (the “Pledgor”), and FEDERAL HOME LOAN MORTGAGE CORPORATION, a corporation chartered by the Congress of the United States (the “Secured Party”).

Reference is made to the Master Transaction Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”), by and between the Pledgor and the Secured Party.

This Agreement is being entered into in connection with the Master Agreement. Pursuant to the terms of the Master Agreement, the Pledgor is required to open and maintain a securities account and to maintain certain collateral therein and to pledge the same to the Secured Party.

Accordingly, the parties hereto agree as follows:

1.	DEFINED TERMS

(a)	Unless otherwise defined herein, terms defined in the Master Agreement and used herein shall have the meanings given to them in the Master Agreement. In addition, terms used herein that are defined in the UCC (as defined below) (including the terms “accounts”, “certificated security”, “financial assets”, “general intangibles”, “instruments”, “investment property”, “proceeds”, “securities account”, “securities intermediary” and “security”) shall, except to the extent otherwise expressly defined in this Agreement, have the meanings assigned to them in the UCC.

(b)	The following terms shall have the following meanings:

“Account Collateral”: the collective reference to:

(i)	all securities, cash, checks, instruments, investment property and other items or funds from time to time received for, deposited in or held in the Account, including all cash, investment property or other proceeds of any Collateral subject to a security interest hereunder;

(ii)	all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing;

(iii)	all certificates, promissory notes, instruments, other agreements and documents, and all accounts and general intangibles, in each case from time to time evidencing, arising from or relating to any of the foregoing; and

(iv)	all proceeds and products of any of the foregoing;

in each case whether now owned or hereafter acquired and whether now existing or hereafter arising.

“Account”: the securities account held by the Pledgor with the Securities Intermediary with account number 893708 (including any renumbering, redesignation, successor or replacement account).

“Act of Insolvency”: with respect to the Pledgor, means: (i) the commencement by the Pledgor as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, rehabilitation, moratorium, dissolution, delinquency or similar law, or the Pledgor seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for the Pledgor or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election; (ii) the commencement of any such case or proceeding, including (i) the entry or issuance of an order or other binding directive from the Pennsylvania Insurance Commissioner pursuant to which the Pledgor is prohibited from paying claims in the ordinary course or is prohibited from paying claims in full in cash or (ii) any regulatory proceeding relating to the liquidation or rehabilitation or the Pledgor, which (A) is consented to or not timely contested by the Pledgor, (B) results in the entry of an order for relief, such as appointment or election, or the entry of an order having a similar effect, or (C) is not dismissed within 45 calendar days; (iii) the making by the Pledgor of a general assignment for the benefit of creditors; or (iv) the admission in writing by the Pledgor of its inability to generally pay its debts as they become due.

“Collateral”: the collective reference to the Account Collateral and the Account.

“Control Agreement”: the Collateral Account Control Agreement, dated as of the date hereof, among the Pledgor, the Secured Party and the Securities Intermediary, and any other securities account control agreement among the Pledgor, the Secured Party and the Securities Intermediary, in each case as the same may be amended, restated, supplemented, waived or otherwise modified or replaced from time to time.

“Default”: (1) any failure of the Pledgor to (i) pay the Year Four Payment Amount (if any) to the Secured Party on the Year Four Settlement Date pursuant to Section 4.1(a) of the Master Agreement; (ii) pay the Final Resolution Payment (if any) to the Secured Party when due pursuant to Section 4.1(b) of the Master Agreement; or (iii) pay the Early Termination Payment pursuant to Section 4.5 of the Master Agreement in circumstances in which the Pledgor elects to pay the Early Termination Payment; or (2) an Act of Insolvency.

“Securities Intermediary”: The Bank of New York Mellon, or any successor securities intermediary or financial institution with which the Account is maintained.

“Termination Date”: the General Certificate Cancellation Date, provided that if (i) there are Remaining Pending Claims as of the Year Four Settlement Date and (ii) Section 4.1(b) of the Master Agreement is applicable, then the Termination Date shall be the earlier of (x) the date that the Remaining Coverage Amount equals zero and (y) the date of the Final Resolution Payment.

“UCC”: the Uniform Commercial Code from time to time in effect in the State of Virginia.

“U.S. Dollars”, “Dollars” and “$”: the lawful money of the United States.

(c)	The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)	The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

2.	GRANT OF SECURITY INTEREST

(a)	As collateral security for the prompt and complete payment by the Pledgor of (i) the Year Four Payment Amount (if any) to the Secured Party on the Year Four Settlement Date pursuant to Section 4.1(a) of the Master Agreement, (ii) the Early Termination Payment pursuant to Section 4.5 of the Master Agreement in circumstances in which the Pledgor elects to pay the Early Termination Payment, (iii) the Final Resolution Payment (if any) to the Secured Party when due pursuant to Section 4.1(b) of the Master Agreement and (iv) without duplication of amounts covered by clauses (i), (ii) or (iii) above, the actual compensatory damages of the Secured Party resulting solely from disavowal of the Master Agreement pursuant to 40 P.S. § 221.23(11), including unpaid policy claims as of the date of such disavowal (provided that the aggregate amount under this clause (iv) shall not exceed the Remaining Coverage Amount on the date of such disavowal) (collectively, the “Secured Obligations”), the Pledgor hereby grants, pledges, and assigns to the Secured Party a first priority continuing security interest (perfected by control) in, lien on, and right of set-off against, any and all of the Pledgor’s respective right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired and wherever located. No third parties or their respective creditors shall have any right to, or claim respecting, the Collateral (other than any applicable security interest in favor of the Securities Intermediary as contemplated by the Control Agreement).

3.	MAINTENANCE OF ACCOUNT AND CONTROL

(a)	On the Closing Date, the Pledgor agrees to transfer to the Account in accordance with the terms of the Master Agreement, Account Collateral with a Market Value (determined as of the close of business on the Business Day immediately prior to the transfer) of not less than the Initial Collateral Amount.

(b)	The Account is, and will be maintained as, a “securities account” within the meaning of such term in the UCC.

(c)	The Pledgor agrees to take all reasonable steps necessary to ensure that the Account shall be maintained open and in full force and effect until the Termination Date and, except as permitted by the terms of the Master Agreement, shall not make or permit to be made to any Person any withdrawal or other disposition of the Collateral, until the Termination Date.

(d)	The Pledgor agrees to maintain appropriate balances in the Account in accord with the Master Agreement.

(e)	The parties agree that the Securities Intermediary is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC; that the Securities Intermediary, in its capacity as “securities intermediary”, will be asked to comply with instructions originated by the Secured Party directing disposition of the funds in the Account without further consent by the Pledgor; and that the State of New York is the “securities intermediary’s jurisdiction” within the meaning of Sections 8-110(e) and 9-305(a)(3) of the UCC.

(f)	The parties agree that all Account Collateral shall be “financial assets” as defined in the UCC.

(g)	All of the Account Collateral shall be maintained with the Securities Intermediary subject to the Control Agreement. The Pledgor agrees promptly to (i) pay all fees, charges and expenses when due to the Securities Intermediary under the Control Agreement and in respect of any Account Collateral, (ii) pay and to discharge all other obligations of the Pledgor to the Securities Intermediary under the Control Agreement, and (iii) notify the Secured Party upon receipt from the Securities Intermediary of any written notice of amounts past due or requesting indemnification from the Pledgor.

(h)	At no time prior to the Termination Date shall the Pledgor request that the Securities Intermediary release any Account Collateral to the Pledgor without the prior written consent of the Secured Party, except to the extent expressly permitted by the Control Agreement. Upon Default, the Secured Party may exercise exclusive control over the Collateral, require the Securities Intermediary to (i) disburse all or any of the Account Collateral to satisfy the Secured Obligations to the Secured Party, and (ii) allow the Secured Party (and not the Pledgor) to exercise rights relating to the Collateral including, without limitation, the right to sell some or all of the Account Collateral and to remit proceeds to the Secured Party in accordance with this Agreement.

(i)	The Pledgor agrees that none of the Account Collateral will be registered in the name of, payable to the order of, or specially indorsed to the Pledgor, except to the extent such Account Collateral is indorsed to the Securities Intermediary or in blank.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor represents, warrants and covenants to the Secured Party as follows:

(a)	The security interest granted to the Secured Party pursuant to this Agreement in and to the Collateral creates a valid security interest therein and, upon execution and delivery of the Control Agreement by all parties thereto, will be a perfected security interest prior to the rights of all other Persons whomsoever therein and subject to no other security interest (other than any applicable security interest in favor of the Securities Intermediary as contemplated by the Control Agreement).

(b)

The Pledgor will not create or permit to exist any lien, security interest, claim, attachment or encumbrance on the Collateral or any portion thereof, other than the security interest created by this Agreement (or as contemplated by the Control Agreement), and except as permitted by the terms of the Master Agreement will not, at any time prior to the Termination Date, sell, assign, trade or otherwise dispose of any of the Collateral or withdraw any of the Account Collateral. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Collateral or any part thereof.

(c)	The exact legal name of the Pledgor is as set forth in the heading to this Agreement.

(d)	The Pledgor has, and upon acquisition thereof will have, good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims, attachments or other encumbrances, other than the security interest created by this Agreement (or as contemplated by the Control Agreement).

(e)	At any time and from time to time, upon the written request of the Secured Party, the Pledgor will promptly and duly make, execute, deliver, endorse, acknowledge and/or file such further instruments and documents (including procuring “control agreements” with third parties) and take such further actions as the Secured Party reasonably may request for the purposes of obtaining or preserving the attachment, perfection and first priority of all security interests granted hereby, and all of the rights and powers herein granted.

5.	SPECIAL PROVISIONS CONCERNING THE ACCOUNT

Concurrently herewith the Securities Intermediary, the Pledgor and the Secured Party have executed the Control Agreement. If the Securities Intermediary terminates the Control Agreement or the Pledgor through reasonable commercial efforts is unable to maintain the Control Agreement with the Securities Intermediary with respect to the Account, the parties shall (i) send the Securities Intermediary joint Written Instructions (or, if the Securities Intermediary has received a Notice of Exclusive Control as defined in the Control Agreement, such instructions of only the Secured Party) concerning the transfer of the Account Collateral to another securities account with another financial institution designated by the Pledgor and reasonably acceptable to the Secured Party (which will thereafter be the “Account” for purposes of this Agreement) and (ii) enter into another control agreement in form and substance reasonably satisfactory to the Secured Party and reasonably acceptable to the Pledgor, which, when entered into, will be the “Control Agreement” for purposes of this Agreement. For the avoidance of doubt, the transfer of the balances in the Account to another securities account with another financial institution as contemplated by this Section 5 shall not affect the Secured Party’s continuing security interest and lien created by this Agreement.

6.	REMEDIES

(a)

Upon the occurrence and during the continuance of a Default, the Secured Party may, without notice of any kind, except for notices required by law, (i) set-off any amounts payable by the Pledgor in respect of the Secured Obligations; (ii) sell, hypothecate or otherwise liquidate any or all of the Account Collateral, and apply or cause to be applied the Account Collateral or the proceeds thereof to the payment in whole or in part of the Secured Obligations; and/or (iii) in the event of a Default arising as a result of an Act of Insolvency, transfer all of the Collateral from the Account to the Specified Secured Party Account. After such application the Secured Party shall account for the surplus, if any, to the Pledgor, except in the event of Default by Act of Insolvency, in which case the Secured Party shall account for the surplus, if any, to the Pledgor or to the Pledgor’s liquidator, rehabilitator, receiver, regulator, or trustee, as applicable. In addition to the rights, powers and remedies granted to it under this Agreement, the Secured Party shall have all the rights, powers and remedies available at law, including the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction. Without limiting the foregoing, upon the occurrence and during the continuance of a Default, the Secured Party may give a Notice of Exclusive Control (as defined in the Control Agreement) to the Securities Intermediary under the Control Agreement.

(b)	Unless and until a Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Account Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Transaction Agreements.

(c)	Upon the occurrence and during the continuance of a Default, and upon the delivery of a Notice of Exclusive Control (as defined in the Control Agreement) to the Securities Intermediary from the Secured Party, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6(b) shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right, authority and proxy to exercise such voting and consensual rights and powers.

7.	SECURED PARTY’S APPOINTMENT AS ATTORNEY-IN-FACT

(a)	The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Secured Party’s own name, upon the occurrence and during the continuance of a Default, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements, assignments or other instruments of transfer.

(b)	The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 7. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(c)	The Secured Party hereby accepts the powers of attorney granted to it under this Agreement and agrees that it will exercise all powers hereunder in accordance with applicable law.

8.	FILING OF FINANCING STATEMENTS

Pursuant to Section 9-509 of the UCC, the Pledgor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Secured Party reasonably determines appropriate to further perfect the security interests of the Secured Party under this Agreement.

9.	NOTICES

Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered in accordance with Section 8.2 of the Master Agreement.

10.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.	AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES

(a)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Pledgor.

(b)	The Secured Party shall not by any act (except by a written instrument pursuant to paragraph (a) hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.

(c)	The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

12.	SECTION HEADINGS

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13.	SUCCESSORS AND ASSIGNS

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Secured Party that are contained in this Agreement and shall bind and inure to the benefit of their respective successors and permitted assigns; provided that neither the Pledgor nor the Secured Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment, transfer or delegation by any party of its rights or obligations under this Agreement (other than by operation of law) without the prior written consent of the other party hereto shall be null and void.

14.	TERMINATION AND RELEASE

Upon the occurrence of the Termination Date, the Collateral shall be released from the liens and security interests created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the parties hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to any remaining Collateral shall revert to the Pledgor. At the request of the Pledgor following any such termination, the Secured Party shall execute and deliver to the Pledgor any documents that the Pledgor shall reasonably request to evidence such termination and/or terminate the Control Agreement. If any of the Account Collateral is sold, transferred, disposed of or otherwise withdrawn by the Pledgor in a transaction permitted by the Master Agreement, then the liens and security interests created pursuant to this Agreement in such Collateral shall be released. If any new Collateral is deposited into the Account as permitted or required by the Master Agreement, then the liens, rights in and to, and security interests created pursuant to this Agreement shall attach to such Collateral.

15.	SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

In the event that there is a dispute between or among the parties arising under this Agreement, the parties (i) agree that the exclusive forum to seek remedy shall be to institute a legal proceeding in the United States District Court for the Eastern District of Virginia (or if such United States District Court does not have jurisdiction, the courts of the Commonwealth of Virginia located in Fairfax County, Virginia) and (ii) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that any such court is an inconvenient forum. Each party hereby irrevocably consents to the service of process in such courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided to the parties in accordance with Section 9, such service to become effective ten (10) days after such mailing.

16.	GOVERNING LAW

This Agreement shall be interpreted under and governed by the Laws of the Commonwealth of Virginia without giving effect to conflicts of law provisions thereof that would make the law of any other jurisdiction applicable to this Agreement.

17.	COUNTERPARTS

This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

RADIAN GUARANTY INC., as Pledgor

By:
Name:
Title:

[Signature Page to Collateral Account Security Agreement]

FEDERAL HOME LOAN MORTGAGE CORPORATION, as Secured Party

By:
Name:
Title:

[Signature Page to Collateral Account Security Agreement]

Exhibit C

[Execution Copy]

SOLVENCY CERTIFICATE

The undersigned, C. Robert Quint, Chief Financial Officer of Radian Guaranty Inc., a Pennsylvania mortgage guaranty insurance company (the “Radian”), hereby certifies on behalf of Radian and not individually, pursuant to Section 2.1(c)(viii) of the Master Transaction Agreement, dated as of             , 2013 (the “Master Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), by and between Radian and Federal Home Loan Mortgage Corporation (“Freddie Mac”), that:

1. I have reviewed the Master Agreement and have made, or have caused to be made, such examinations or investigations as is necessary to enable me to express an informed opinion as to the matters referred to herein. The financial information, projections and assumptions that underlie and form the basis for the certifications made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by Radian to be fair in light of the circumstances existing at the time made and continue to be fair as of the date hereof.

2. Based upon the review and examination described in paragraph 1 above, as of the date hereof, immediately before and immediately after giving effect to the transactions contemplated by the Master Agreement on the Closing Date:

(a) Radian’s admitted assets exceeds its liabilities plus the greater of (i) any capital and surplus required by law for its organization, or (ii) its authorized and issued capital stock;

(b) Radian does not intend to incur, or believe that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured;

(c) Radian has sufficient capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted;

(d) Radian is not deemed by the Commissioner of Insurance of the Commonwealth of Pennsylvania to be in a hazardous condition; and

(e) no regulatory action restricts or limits Radian’s obligation to pay in cash in full as and when due in respect of claims arising under its insurance policies.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on behalf of Radian as of this      day of             , 2013.

RADIAN GUARANTY INC.

By:
Name:	C. Robert Quint
Title:	Chief Financial Officer

2

Schedule 3.1(c) – Freddie Mac Regulatory Approvals and Third Party Consents

1. Federal Housing Finance Agency, as conservator

Schedule 3.2(c) – Radian Regulatory Approvals and Third Party Consents

1. Pennsylvania Insurance Department, in such form and on such terms as it shall deem appropriate

Schedule 3.2 (f)

Master Policy

Radian

Master

Policy

Table of Contents

Condition One – Definitions		3
A.	Advances	3
B.	Appropriate Proceedings	3
C.	Approved Sale	4
D.	Application for Insurance	4
E.	Borrower	4
F.	Borrower’s Title	4
G.	Certificate of Insurance	4
H.	Claim	4
I.	Claim Settlement Period	4
J.	Commitment of Insurance	4
K.	Default	4
L.	Deficiency	5
M.	Early Default	5
N.	Effective Date	5
O.	Fair Market Value	5
P.	Insured	5
Q.	Loan	5
R.	Loss	5
S.	Merchantable Title	5
T.	Perfected Claim	6
U.	Physical Damage	6
V.	Property	6
W.	Servicer	6
X.	Settlement Due Date	6
Y.	Third-Party Misrepresentation or Fraud	6

Condition Two – Application for Insurance, Commitment of Insurance, Initial Premium, Representations of the Insured		7
A.	Application for Insurance and Commitment of Insurance	7

B.	Initial Premium, Compliance with Conditions	7
C.	Representations of the Insured	7

Condition Three – Term of Coverage, Renewal		8
A.	Term of Coverage	8
B.	Renewal	8

Condition Four – Cancellation, Termination		8
A.	Cancellation by the Insured	8
	(1) Certificate of Insurance	8
	(2) Master Policy	9
B.	Cancellation by the Company	9
	(1) Certificate of Insurance	9
	(2) Master Policy	9
C.	Termination of Coverage, Conditions Subsequent	9

Condition Five – Exclusions From Coverage		10
A.	Balloon Payment	10
B.	Prior Delinquencies	10
C.	Incomplete Construction	10
D.	Misrepresentation and Fraud	10
E.	Negligence of Insured or Servicer	10
F.	Physical Damage	11

Condition Six – Conditions Precedent to Payment of Claim		11
A.	Conditions Precedent	11
	(1) Notice of Default or Early Default	11

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Condition Six – Conditions Precedent to Payment of Claim (continued)
	(2) Monthly Default Reports; Report of Proceedings	11
	(3) Appropriate Proceedings	11
B.	Failure to Comply	12

Condition Seven – Loan Servicing		12

Condition Eight – Approved Sale		13
A.	Settlement on Basis of Approved Sale	13
B.	Settlement if Approved Sale Does Not Close	13

Condition Nine – Mitigation of Damages		14
A.	Mitigation of Damages	14
B.	Sale of the Property by the Insured	14
C.	Failure to Mitigate	14

Condition Ten – Option to Acquire Loan		15

Condition Eleven – Loss Payment Procedure		15
A.	Submission of Claim	15
B.	Calculation of Loss	16
C.	Deficiency Judgments	17
D.	Claim Requirements	18

Condition Twelve – Claim Settlement Option		19

Condition Thirteen – Claim Payment Procedure		19
A.	Additional Documentation	19
B.	Access	19
C.	Acquisition	20
D.	Late Payment	20
E.	Rescission/Denial	20

Condition Fourteen – Duty of Cooperation		20

Condition Fifteen – Company’s Right of Subrogation		20
A.	Subrogation	20
B.	Impairment of Subrogation	21

Condition Sixteen – Limitation of Actions		21

Condition Seventeen – Notices		21

Condition Eighteen – Entire Agreement, Endorsement, Severability		21
A.	Entire Agreement	21
B.	Endorsement	21

Condition Nineteen – Beneficiaries Under Policy		22

Condition Twenty – Arbitration		22

Condition Twenty-One – Conformity to Statute		22

Signatures		23

Short Rate Cancellation Schedule
Annual Premium Plans		24

Short Rate Cancellation Schedule
Single-Premium Plans		25

2	Master Policy | Table of Contents

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Master Policy

In consideration of the premium paid, and in reliance upon the representations in the Application for Insurance, Radian Guaranty Inc., a Pennsylvania corporation (a stock mortgage insurance company hereinafter referred to as the “Company”) agrees to pay to the Insured the Loss resulting from the Default of the Borrower, subject to all of the terms and conditions contained in this Policy.

Conditions

Condition One – Definitions

The following words and phrases shall have the specific meanings as set forth in this Condition One when used in this Policy:

A.	Advances means only the following expenses advanced by the Insured:

(1)	Reasonable and customary hazard insurance premiums.

(2)	Taxes, assessments and other public charges imposed upon the Property.

(3)	Customary expenses necessary for preservation of the Property.

(4)	Condominium fees, homeowner association dues and other shared property fees.

(5)	All other reasonable and necessary expenses incurred in the Appropriate Proceedings, including attorney’s fees not in excess of three percent (3%) of the delinquent principal and interest at the time a Claim is filed, and customary court costs; provided, however, that reasonable attorney’s fees incurred pursuant to Condition Eleven (C) shall not be so limited.

(6)	Necessary and customary costs for eviction proceedings, including related attorney’s fees.

B.	Appropriate Proceedings means any action or proceeding which vests in the Insured all of the Borrower’s rights and title in and to the Property including, but not limited to, foreclosure by public or private sale or voluntary conveyance from the Borrower; provided, however, that such action or proceeding shall not be inconsistent with the requirements of Conditions Six, Nine and Fifteen of this Policy and is permitted by applicable law.

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C.	Approved Sale means the sale of the Property by the Borrower with the consent of the Insured, or by the Insured after the acquisition of the Property, the terms of which in either case have been approved by the Company pursuant to Condition Nine of this Policy; redemption of the Property from the Insured after it acquires Borrower’s Title; or the sale of the Property at a foreclosure sale to a third-party bidder pursuant to Condition Six (A)(3)(c) of this Policy.

D.	Application for Insurance means all documents, materials, statements and exhibits, whether or not prepared by the Insured, submitted to the Company by or on behalf of the Insured for the purpose of obtaining a Commitment of Insurance or a Certificate of Insurance.

E.	Borrower means the person or persons designated as such on the face of the Application for Insurance and/or the Certificate of Insurance, and includes any co-borrower, co-signer, co-obligor, guarantor, or other maker of the note, mortgage, or other instrument of indenture, whether or not specifically listed on the Application for Insurance and/or the Certificate of Insurance.

F.	Borrower’s Title means the Insured’s possession and control of the Property, as evidenced by: (i) an executed Trustee’s or Sheriff’s deed (which need not reflect recordation) or other evidence satisfactory to the Company that the foreclosure sale has been completed, or (ii) a deed from the Borrower in the case of a voluntary conveyance to the Insured, conveying title to the Insured, and (iii) the expiration of any applicable redemption period, unless the Insured elects to file the Claim prior to expiration, subject to Condition Eleven of this Policy.

G.	Certificate of Insurance means a certificate issued by the Company to the Insured, in accordance with the terms of this Policy, to extend insurance coverage to the Loan therein described. A Certificate may take the form, without limitation, of a facsimile, electronic computer tape or other agreed-upon data interchange.

H.	Claim means a written request for payment of a Loss, made on a form or in a manner acceptable to the Company.

I.	Claim Settlement Period means the period starting when the Claim is initially filed and ending at the close of business on the Settlement Due Date.

J.	Commitment of Insurance means any commitment issued by the Company to the Insured, setting forth the terms and conditions under which the Company will extend insurance coverage to a Loan in accordance with this Policy.

K.	Default means the failure of the Borrower to pay when due an amount equal to or greater than one (1) monthly regular periodic payment in accordance with the terms of a Loan.

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L.	Deficiency means all amounts due and owing under a Loan on which a Default has occurred, and remaining after the conclusion of Appropriate Proceedings, pursuant to applicable state law.

M.	Early Default means the failure of the Borrower to make any of the initial twelve (12) monthly payments in accordance with the terms of a Loan so that sums equal to the aggregate of two (2) such monthly payments have not been paid when due.

N.	Effective Date means, with respect to an insured Loan, the closing date of such Loan, or, such later date as may be requested by the Insured and approved in writing by the Company.

O.	Fair Market Value means, with regard to the amount bid for any Property at a foreclosure sale, the Property’s value at the approximate time of the foreclosure sale as determined by appraisal, if available, or in accordance with customary servicing practices (which may include reliance on information provided by a local real estate broker), subject to applicable law governing foreclosure.

P.	Insured means the named Insured or any party (i) to whom coverage has been granted by the Company, or (ii) that is a subsequent assignee or transferee owner of a Loan that has requested to become the insured. If however, the Company has not been notified in writing of such assignment or transfer, the Company’s sole obligation hereunder shall be to the named Insured.

Q.	Loan means the indebtedness of the Borrower to the Insured in the amount and for the term specified on the face of the Certificate of Insurance, which is evidenced by a written obligation and secured by a mortgage, deed of trust or other instrument, which is a first lien or charge on the Property, and which is insured under this Policy or intended to be insured in accordance with the terms of a Commitment of Insurance.

R.	Loss means the amount of loss suffered or incurred by the Insured determined pursuant to the provisions of Condition Eleven of this Policy.

S.	Merchantable Title means title to the Property which is readily salable and freely transferable, and which is free and clear of all liens, defects and encumbrances including, without limitation, rights of parties in possession and rights of redemption (unless, in either or both cases, the Company waives in writing its right to take the Property free of such rights), excepting only:

(1)	The lien of current general real estate taxes and other public charges and assessments not yet due and payable;

(2)	Easements for public utilities, building restrictions and the effect of building laws or regulations with which the improvements on the Property comply, which do not impair the use of the Property and the improvements thereon for their intended purposes;

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(3)	Tenants under leases approved in writing by the Company; and

(4)	Such minor imperfections of title as would not impair the use and enjoyment of the Property as a residence.

Merchantable Title does not exist if there is a lien on the Property pursuant to federal or state law providing for liens in connection with the cleanup of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien.

T.	Perfected Claim means a Claim containing all of the information and proof reasonably required by the Company to evaluate its liability with respect thereto.

U.	Physical Damage means any tangible injury to the Property, whether caused by accident, natural occurrence or otherwise, excluding normal wear and tear.

V.	Property means the residential real property, designed for occupancy by not more than four (4) families, identified on the face of a Certificate of Insurance, and shall include all appurtenances, rights of access and improvements thereon which secure the Loan.

W.	Servicer means the entity servicing a Loan on behalf of the Insured. The Servicer is deemed to be the representative of the Insured for purposes of the Policy.

X.	Settlement Due Date means the date sixty (60) days after receipt of a Claim by the Company, subject to the extensions of time set forth in Condition Thirteen of this Policy.

Y.	Third-Party Misrepresentation or Fraud means a misrepresentation or fraud by anyone other than the Insured, its employees or agents. For purposes of this definition, the Insured’s agents shall include any mortgage broker and/or intermediary originating the Loan, or anyone under contract with such persons in connection with the origination of the Loan, such as an appraiser or escrow agent.

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Condition Two – Application for Insurance, Commitment of Insurance, Initial Premium, Representations of the Insured

A.	Application for Insurance and Commitment of Insurance

The Insured shall submit an Application for Insurance to the Company in connection with each Loan for which coverage under this Policy is desired. The Company shall provide forms of Application for Insurance to the Insured and the Insured shall comply with the requirements contained therein. Approval of any Application for Insurance shall be at the discretion of the Company and shall be communicated to the Insured in the form of a Commitment of Insurance. Each Application for Insurance shall be deemed to be part of this Policy and incorporated herein by this reference. If the Borrower’s application for a Loan is denied, the Company shall bear no responsibility for notifying the Borrower of the decision pursuant to applicable state or federal law.

B.	Initial Premium, Compliance with Conditions

(1)	Within ten (10) days after the Effective Date, the Insured shall forward to the Company the initial premium as shown on the face of the Commitment of Insurance.

(2)	The obligation of the Company to extend insurance coverage to a Loan for which a Commitment of Insurance has been issued, or pay any Loss in respect thereof, is expressly conditioned upon the Insured’s compliance with the provisions of this Policy and any conditions shown on the Commitment of Insurance and the timely receipt by the Company of the initial premium; provided, however, that any special conditions shall expire upon the Company’s acceptance of renewal premium or a period of one (1) year from the Certificate effective date, whichever is longer.

(3)	Upon compliance by the Insured with the Commitment of Insurance and upon receipt by the Company of the initial premium, the Company shall issue a Certificate of Insurance to the Insured, or a Certificate of Insurance previously issued to the Insured shall become effective and bind the Company under this Policy as of the Effective Date.

C.	Representations of the Insured

An Application for Insurance shall be deemed a representation by the Insured to the Company, and the Commitment of Insurance and Certificate of Insurance shall be deemed to have been issued in reliance thereon.

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Condition Three – Term of Coverage, Renewal

A.	Term of Coverage

A Certificate of Insurance shall be in force and provide coverage for the period of time shown on the face thereof, unless renewed in accordance with Condition Three (B), below. Upon renewal, the Certificate of Insurance shall continue in force for the applicable renewal period.

B.	Renewal

A Certificate of Insurance may be renewed at the option of the Insured upon payment of the applicable renewal premium and delivery of instructions identifying the Loan or Loans for which the premium is being paid, provided that such instructions and payment are received by the Company within thirty (30) days after the expiration of any coverage or renewal period. If the Certificate of Insurance is not renewed as set forth herein, coverage under the Certificate of Insurance shall terminate for Defaults not then existing as of 12:01 A.M. on the day following the expiration date thereof, or of the then-current renewal period. The Company shall provide notice of renewal dates to the Servicer (or, if the Company has not been informed of a Servicer, to the Insured).

A lapse of coverage for failure to pay premiums when due which affects a group of Loans may be cured upon written notification to the Company by the Insured, a transferee Servicer or the owner of the Loans, that the failure to pay the renewal premiums was the result of a servicing transfer, seizure or forfeiture, provided that such notification occurs within three (3) months of the servicing transfer.

Condition Four – Cancellation, Termination

A.	Cancellation by the Insured

(1)	Certificate of Insurance

The Insured or its Servicer may, at any time, by written notice to the Company, cancel a Certificate of Insurance. Such cancellation shall relieve the Company of liability for any Default unless a Claim has been submitted prior to such cancellation. Upon receipt by the Company of the original copy of the Certificate of Insurance or a notice of cancellation acceptable to the Company, the appropriate portion of the premium will be refunded to the Insured pursuant to the Cancellation Schedule appended hereto and made a part hereof. However, no refund shall be remitted if a Claim has been submitted, or if the premium plan selected by the Insured does not provide for a return of premium.

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(2)	Master Policy

The Insured may, at any time, by written notice to the Company, cancel this Policy, and such cancellation shall be effective as of the date of such notice, provided that the conditions of this Policy shall remain applicable to any Loans insured here-under prior to such cancellation.

B.	Cancellation by the Company

(1)	Certificate of Insurance

Subject to applicable law, the Company may cancel a Certificate of Insurance only upon the failure of the Insured to pay any premium or comply with any condition as required by this Policy.

(2)	Master Policy

Subject to applicable law, the Company may, at any time, by written notice to the Insured, cancel this Policy, and such cancellation shall be effective as of the date of such notice, provided that the conditions of this Policy shall remain applicable to any Loans insured hereunder prior to such cancellation.

C.	Termination of Coverage, Conditions Subsequent

Notwithstanding any other provision of this Policy, the coverage extended to any Loan by a Certificate of Insurance may be terminated at the Company’s sole discretion, immediately and without notice, if, with respect to such Loan, the Insured shall permit or agree to any of the following without prior written consent of the Company:

(1)	Any material change or modification of the terms of the Loan including, but not limited to, the borrowed amount, interest rate, term or amortization schedule, excepting such modifications as may be specifically provided for in the Loan documents, and permitted without further approval or consent of the Insured.

(2)	Any release of the Borrower from liability for the Loan.

(3)	Any assumption of liability for the Loan, with or without release of the original Borrower from liability therefor.

(4)	Any change in the Property.

(5)	Any sale or transfer of the servicing of a Loan to an entity not approved in writing by the Company as a servicer, subject to the provisions of Condition Seven of this Policy.

In the event that the Company elects to terminate the coverage pursuant to the above Conditions, it will make a refund of any applicable premium and/or renewal premium, prorated to the date of the event giving rise to termination.

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Condition Five – Exclusions From Coverage

It is understood and agreed that the Company shall not be liable for and the Policy shall not apply, extend to or cover the following:

A.	Balloon Payment

Any Loss arising out of or in connection with failure of the Borrower to make any payment of principal and/or interest due under a Loan which payment arises because the Insured exercises its right to call or accelerate such Loan (except as a result of a Default) or because the term of such Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest (including any additional amounts escrowed for taxes or insurance) that are set forth in such Loan (commonly referred to as a “Balloon Payment”). This exclusion shall not apply to Loss resulting from the refusal of the Borrower to accept an extension or renewal from the Insured or its Servicer of the Loan at market rates.

B.	Prior Delinquencies

Any Loss arising from a Default if, as of the Effective Date of the Certificate of Insurance, a delinquency exists with respect to any payment under the Loan.

C.	Incomplete Construction

Any Loss, if, as of the date of the related Claim, construction of the Property has not been completed in accordance with the construction plans and specifications.

D.	Misrepresentation and Fraud

Any Loss for which a Claim is made in connection with a Certificate of Insurance issued in reliance upon an Application for Insurance containing any material misstatement, misrepresentation or omission, whether intentional or otherwise or as a result of any act of fraud; provided, however, that unless the Insured had knowledge of or participated in a Third-Party Misrepresentation or Fraud at the time it was made, the Company shall not rescind or deny coverage, or adjust any Claim based on such Third-Party Misrepresentation or Fraud.

E.	Negligence of Insured or Servicer

Any Loss arising out of any negligence of the Insured or Servicer in the origination or servicing of a Loan which negligence is either the proximate cause of such Loss or materially increases the risk insured, provided that if the Company can reasonably determine the amount by which such negligence increased the Loss as calculated in Condition Eleven (B), its remedy shall be to adjust the Loss accordingly.

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F.	Physical Damage

Any cost or expense related to the repair or remedy of any Physical Damage to the Property, including but not limited to Physical Damage arising from the following causes; (i) contamination by toxic or hazardous waste, chemical, or other substances, (ii) earthquake, flood, or any act of God, (iii) civil war or riot, or (iv) any defects in the construction of the Property not identified in the Application.

Condition Six – Conditions Precedent to Payment of Claim

A.	Conditions Precedent

The Insured must comply with each of the following requirements as a condition precedent to any obligation of the Company under this Policy:

(1)	Notice of Default or Early Default

The Insured shall, within fifteen (15) days, and notwithstanding any subsequent cure, give the Company written notice, on forms acceptable to the Company, of (i) any Loan that is three (3) months in Default, or (ii) any Loan for which there is an Early Default.

(2)	Monthly Default Reports; Report of Proceedings

The Insured shall give the Company monthly reports, on forms acceptable to the Company, detailing servicing efforts with respect to each Loan for which notice to the Company is required under Condition Six of this Policy. Monthly reports shall contain all of the information and documentation reasonably requested by the Company, including, but not limited to, the condition of the Property, status of Borrower contact efforts and status of Appropriate Proceedings.

Monthly reports shall continue with respect to each such Loan until such Default or Early Default has been cured or until title to the Property has been acquired by the Insured. The Insured shall provide the Company with written notice within fifteen (15) days after the Insured has knowledge of the commencement of any proceeding, including Appropriate Proceedings, which affects the Loan, the Property, or the Insured’s or Borrower’s interest therein.

(3)	Appropriate Proceedings

Subject only to the provisions of Conditions Nine and Fifteen below:

(a)	The Insured shall commence and diligently pursue Appropriate Proceedings, but in no event later than six (6) months after it is permitted to do so pursuant to the terms of the Loan and applicable law. If directed by the Company, the Insured shall commence Appropriate Proceedings as soon as it is permitted to do so pursuant to the terms of the Loan and applicable law.

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(b)	The Insured shall furnish the Company with copies of all notices and pleadings filed or required in connection with Appropriate Proceedings.

(c)	Bidding instructions:

(i)	The Company may give specific foreclosure sale bidding instructions to the Insured that do not require a minimum bid of less than Fair Market Value, and in accordance with applicable law, provided that the Company will not specify a maximum bid of less than the uninsured Loan amount, and, if the Property will be subject to redemption for less than the outstanding amount owed by the Borrower, the Company will not specify an opening bid of less than the uninsured Loan amount. For this purpose, the uninsured Loan amount shall be the estimated Loss calculated pursuant to Condition Eleven (B), less the percentage thereof payable pursuant to Condition Twelve (A)(2).

(ii)	In the absence of specific bidding instructions, the Insured may control the bidding process.

(iii)	In the event of either (i) or (ii), above, unless the Company elects in writing prior to the foreclosure sale to purchase the Property, any third-party purchase at foreclosure will be treated as an Approved Sale pursuant to Condition Eight (A) of this Policy.

B.	Failure to Comply

The failure of the Insured to comply with any of the foregoing conditions precedent will give the Company, at its sole discretion, the right to declare any liability or obligation under this Policy null and void with respect to the applicable Certificate of Insurance, provided that violations of timing requirements shall result only in a reduction of the Loss to the estimated extent of the prejudice suffered by the Company for the violation, and shall not result in cancellation of coverage unless the timing violation exceeds one year from the required date of submission.

Condition Seven – Loan Servicing

Every Loan insured under this Policy shall be serviced in a reasonable and prudent manner and consistent with the highest standards of servicing in use in the residential mortgage industry. Such servicing shall include, but not be limited to, diligent efforts to cure a Default, including Borrower contact, and prompt reporting of any Default to the appropriate credit reporting bureau(s). If the servicing of a Loan is sold, assigned or transferred by the Insured or by the Servicer, coverage shall continue hereunder; provided that notice thereof is given to the Company and the Loan continues to be serviced by an entity approved by the Company.

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If the Company disapproves a Servicer, or if the Loan is transferred to a previously disapproved or unapproved Servicer, the Insured, (or the owner of the Loan, if the Company has been notified of an owner other than the Insured), shall have ninety (90) days in which to replace the Servicer with one approved by the Company.

Condition Eight – Approved Sale

A.	Settlement on Basis of Approved Sale

If an Approved Sale is consummated in accordance with the terms set forth hereinabove, with respect to such Approved Sale:

(1)	The Company hereby waives its right to exercise its option to acquire the Property pursuant to Condition Twelve (A)(1) of this Policy, and releases the Insured from the obligation to tender Merchantable Title pursuant to Condition Twelve or Borrower’s Title to the Property pursuant to Condition Eleven (A)(1) of this Policy;

(2)	The Insured shall have the sole right to receive the net proceeds of such Approved Sale and acceptance of such net proceeds in satisfaction of the Loan shall not prejudice the Insured hereunder; and

(3)	In calculating the net proceeds of such Approved Sale, all the Insured’s reasonable costs of obtaining and closing the sale shall be deducted from the gross proceeds of the sale.

(4)	Company shall pay to the Insured, in full settlement of its obligation to the Insured with respect to the Loss to which such Approved Sale is related, the lesser of:

(a)	the entire amount of such Loss determined pursuant to Condition Eleven of this Policy; or

(b)	the percentage of such Loss, computed without deduction of the net proceeds of the Approved Sale, specified in the applicable Certificate of Insurance and in accordance with the premium plan under which the Loan is insured.

B.	Settlement if Approved Sale Does Not Close

If an Approved Sale does not close, the Company may settle under either of the settlement options set forth in Condition Twelve (A), provided that if the Settlement Due Date has passed, (i) interest as provided for in Condition Thirteen (D) shall be payable, and (ii) if the Company wishes to settle under Condition Twelve (A)(1), the Insured’s obligations in connection with the transfer of the Property to the Company shall be as required by this Policy subject to the limitation that they shall not be more burdensome to the Insured than its obligations (including, but not limited to, its obligations as to the condition of the Property) as seller in the Approved Sale that failed to close.

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Condition Nine – Mitigation of Damages

A.	Mitigation of Damages

The Insured shall actively cooperate with the Company to prevent and mitigate Loss including, without limitation, the collection of rents, the assertion of its rights in and to any collateral or security in its custody or control, assertion of rights against the Borrower, and prompt reporting to the Company of any preforeclosure sale offers. If a preforeclosure sale is approved by the Company and the Insured, but for any reason the sale does not close, then the Company shall continue to administer the Policy as if no sale had been attempted. The Company may assist the Insured in efforts to mitigate any Loss.

The Company shall actively cooperate with the Insured to administer the Policy in such a way as to not increase the Insured’s uninsured loss, pursuant to the reciprocity and mutuality of the parties’ obligations.

B.	Sale of the Property by the Insured

The mitigation efforts of the Insured shall also include diligent efforts to market any Property for which it has obtained Borrower’s Title. After obtaining Borrower’s Title, the Insured shall submit to the Company any offer for sale of the Property that would be acceptable to the Insured and would result in a lower Claim settlement under Condition Eight (A) than under the percentage payment option of Condition Twelve (A)(2), so long as the Company has not notified the Insured that it will acquire the Property, and its right to acquire the Property has not been waived, or expired pursuant to Condition Twelve (B). Any such sale offer shall be approved or rejected by the Company in its entirety.

For purposes of this Condition, a sale offer submitted to the Company shall consist of an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount if the Property sale closes, and (ii) the insured’s then-estimated amounts thereof.

The Insured, if requested by the Company, shall authorize its broker to release to the Company such marketing information concerning the Property as the Company may request, unless or until the Insured shall have notified the broker that the Company’s right to acquire the Property has expired or been waived.

C.	Failure to Mitigate

If the Insured breaches its duty to prevent and mitigate Loss, then the Company’s remedy shall be to reduce the Insured’s Loss by the reasonably estimated extent of the resulting prejudice to the Company, rather than to deny the Claim.

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Condition Ten – Option to Acquire Loan

At any time after a Default, and prior to the conclusion of Appropriate Proceedings, the Company shall have the option to acquire the related Loan. The Company shall exercise such option in writing and within thirty (30) days after the date thereof, the Insured shall furnish to the Company a written statement of the acquisition cost of such Loan. The acquisition cost shall be computed in the same manner as the computation of Loss set forth in Condition Eleven of this Policy, except that interest shall be calculated only through the date of acquisition. Payment of the acquisition cost so computed shall be made by the Company to the Insured within thirty (30) days after the receipt of such statement from the Insured together with all supporting documentation reasonably required by the Company. Contemporaneously therewith, Insured shall execute and deliver to the Company, or its nominee, such instruments or documents which the Company may reasonably require to effect or confirm the assignment or transfer of the Loan and any right, title or interest of the Insured in and to the Property, Appropriate Proceedings and any other collateral or security. In addition, Insured shall assign and deliver to the Company existing fire, hazard and title insurance policies relating to the Loan. The assignment or transfer of the Loan, any other collateral or security, and all related documents by the Insured to the Company shall constitute a warranty by the Insured that it has good title to such Loan, collateral, security and related documents, free and clear of all liens and encumbrances, and that there are no setoffs or counterclaims which may be asserted by the Borrower, and that the Insured has done nothing to impair the validity and enforceability of its rights with respect to such Loan, such collateral or security and such related documents.

Condition Eleven – Loss Payment Procedure

A.	Submission of Claim

(1)	A Claim may not be submitted to the Company prior to the Insured’s acquisition of Borrower’s Title to the Property, except in the case of Approved Sales, as set forth in Condition Eight.

(2)	The Insured may submit a Claim prior to the expiration of any applicable redemption period, provided however, that in the event a Borrower exercises his redemption rights, the Insured shall reimburse the Company for the amount (if any) by which the sum of the Claim payment paid plus the amount realized by the Insured from the redemption of the Property exceeds the Loss as calculated pursuant to Condition Eleven (B).

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(3)	Failure by the Insured to submit a Perfected Claim within one year after the acquisition of Borrower’s Title to the Property shall relieve the Company of any obligation or liability with respect to the underlying Certificate of Insurance.

B.	Calculation of Loss

(1)	Loss with respect to any Default insured against hereunder shall be determined as the sum of:

(a)	The unpaid principal balance due under the Loan;

(b)	The amount of unpaid accumulated interest due under the Loan, computed at the contractual rate or rates stated in the Loan (excluding late charges and penalties), up to the date the Claim is submitted to the Company, but in no event in excess of two (2) years; and

(c)	The amount of any Advances made by the Insured.

In addition, if a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the amount in clause (a) above shall include the unpaid principal due under the unsecured portion of the Loan, even if the Borrower has been released from such debt, and the amount in clause (b) above shall include interest thereon computed at the contract rate or rates stated in the Loan from the date of Default through the date referred to in clause (b).

(2)	Such Loss shall be reduced by the following, insofar as not previously applied to the repayment of the Loan:

(a)	The unpaid interest due under the Loan, calculated in accordance with Condition Eleven (B)(1), accruing after the Insured has acquired Borrower’s Title to the Property for a period of sixty (60) days;

(b)	The amount of all rent and other payments (excluding proceeds of fire and extended coverage insurance) which have been received by the Insured and which are in any way related to the Property;

(c)	Any amount remaining in any related escrow account or security deposit in the custody or control of the Insured as of the date of last payment; and

(d)	The amount of any payments on the Loan received by the Insured after the date of Default;

16	Master Policy | Condition Eleven

Radian

Master

Policy

(e)	The amount of any benefits paid under any fire and extended coverage policies which is in excess of the actual cost of restoring and repairing the Property;

(f)	The remaining amount, if any, of unused interest buydown funds, discounts, or similar features of the Loan;

(g)	When the Company elects to purchase the Property pursuant to Condition Twelve (A)(1), or when the Company elects to pay the percentage option pursuant to Condition Twelve (A)(2), and a casualty event, coupled with a lack of insurance for such casualty, was the most important cause of the Default; the entire cost to repair or remedy any Physical Damage in excess of $1,500.00 to the Property to the extent such Physical Damage has not been previously repaired or remedied; and

(h)	The net proceeds of any Approved Sale; and

(i)	The full amount of the entire proceeds awarded in or resulting from a condemnation or a sale in lieu of condemnation.

C.	Deficiency Judgments

If either the Insured or the Company intends to pursue a deficiency judgment against the Borrower, no later than during the Claim Settlement Period the party that is the proponent of pursuing a deficiency will promptly notify the other party of its intent and the parties will determine whether the deficiency judgment will be sought for the account of such proponent or for the account of both parties. If, pursuant to the instructions of the Company, the Insured has pursued a manner of foreclosure other than the usual and customary manner so that a deficiency judgment may be preserved and pursued, the Company will be deemed the proponent. If the Insured, without instruction, has pursued a manner of foreclosure other than the usual and customary manner so that a deficiency judgment may be preserved and pursued, the Insured will be deemed the proponent. Further, the Insured will be deemed the proponent, and the determination is not required, if the Company is prohibited by law from pursuing a deficiency judgment against the Borrower.

To facilitate such determination on an informed basis, either party may request pertinent deficiency information from the other. Each party will provide such information if requested, but is not obligated to seek additional information solely to respond to the request. If the Claim as initially filed does not indicate whether the Insured intends to pursue a deficiency and/or does not provide such information as the Insured may have relevant to whether a deficiency should be pursued, the Company may request the information as provided in Condition Thirteen (A).

17	Master Policy | Condition Eleven

Radian

Master

Policy

If the amount of Loss calculated pursuant to Condition Eleven (B) has been increased because of the desire of either the Insured or the Company to preserve and pursue deficiency rights, the excess shall be determined. In determining such excess, the three percent (3%) limitation of Condition One (A)(5) will not be applied to exclude amounts that are necessary to preserve and/or pursue the deficiency rights. If the deficiency rights will be pursued solely by the Insured, the Loss shall be adjusted to exclude such excess. If the deficiency rights will be pursued solely by the Company, the amount paid by the Company pursuant to Condition Eight, Condition Ten or Condition Twelve shall include all of such excess, regardless of the settlement option the Company may select. If the deficiency judgment is to be pursued for the account of both parties, any expenses the Company incurred (other than staff time or other internal costs) to preserve and/or pursue the deficiency rights will be added to such excess, and the total shall be allocated between the Insured and the Company in accordance with their pro rata shares referred to in Condition Fifteen (A). The Loss paid pursuant to Condition Eight or Condition Twelve will be adjusted to reflect such allocation of deficiency-related expenses. Subsequent deficiency-related expenses (including collection expenses, insofar as not satisfied from sums collected, but excluding staff time or other internal costs of either party), and any and all amounts recovered (net of collection expenses) also will be allocated to the parties in such pro rata shares.

After the Company’s payment of the Loss, management and control of deficiency rights being pursued for the account of both parties will be governed by reasonable agreement of the parties.

D.	Claim Requirements

In order to make a Perfected Claim, the Insured must provide the Company with the following:

(1)	A properly completed Claim on a form furnished or approved by the Company requesting payment of the Loss;

(2)	All information requested on such form, all documentation requested or reasonably necessary to complete such form, and all other information and/or documentation reasonably requested by the Company in connection with its review of the Claim;

(3)	Evidence satisfactory to the Company that the Insured has Borrower’s Title to the Property, except where there has been an Approved Sale or the Company has elected to acquire the Property;

(4)	If the Company elects to acquire the Property, evidence that the Insured has acquired and can convey Merchantable Title; and

(5)	Access to the Property for purposes of determining its condition and value, if requested by the Company.

18	Master Policy | Condition Eleven

Radian

Master

Policy

Condition Twelve – Claim Settlement Option

A.	In settlement of any Claim, unless the Claim is paid pursuant to Condition Eight (A), the Company in its sole discretion, and at its option, may elect to pay the Insured either:

(1)	The entire amount of the Loss, and upon such payment, the Insured shall convey Merchantable Title to the Property to the Company (or its nominee); or

(2)	The percentage of the Loss specified in the applicable Certificate of Insurance and in accordance with the premium plan under which the Loan is insured and, in such event, the Company shall have no right to acquire the Property.

B.	The Company shall make its election within the sixty (60) day period set forth in Condition Thirteen, below. If the Company does not make its election within such time, its option to acquire the Property shall be deemed waived by the Company except as described in Condition Eight (B).

C.	Upon the election and payment by the Company of the sum due under this Condition Twelve, or due under either Condition Eight (A) or Condition Ten, and any additional sum due under Condition Eleven (C), the liability of the Company under the related Certificate of Insurance will be fully and finally discharged.

Condition Thirteen – Claim Payment Procedure

Any payment of Loss required to be made to the Insured with respect to any Claim shall be payable within sixty (60) days after receipt of such Claim, if the Claim has become a Perfected Claim, subject to the following conditions:

A.	Additional Documentation

The Company shall, within twenty (20) days of the filing of the initial Claim, request additional items necessary to complete its review of the Claim. The sixty (60) day period shall be suspended until the Company receives the requested items. Additional items may be requested by the Company after the initial twenty (20) day period, but the sixty (60) day limit will not be tolled for their receipt.

B.	Access

If access is sought to the Property by the Company, and is not provided, the running of the sixty (60) day period shall be suspended, and will resume when access is available, and the Insured so notifies the Company.

19	Master Policy | Conditions Twelve – Thirteen

Radian

Master

Policy

C.	Acquisition

If the Company elects to acquire the Property, the sixty (60) day period shall be further extended if and insofar as necessary for there to be ten (10) days remaining after the Insured tenders Merchantable Title to the Property.

D.	Late Payment

In the event that the Company does not pay the Claim within the sixty (60) day period, subject to the above extensions, the Company shall add simple interest at the Loan rate or rates, accruing from the Settlement Due Date.

E.	Rescission/Denial

All Claims shall be either paid, rescinded or denied within one hundred and twenty (120) days after the Settlement Due Date.

Condition Fourteen – Duty of Cooperation

Whenever requested by the Company, whether or not a notice of Default has been submitted, the Insured shall cooperate with the Company and furnish all reasonable aid, evidence and information in the possession of the Insured or to which the Insured has access with respect to any Loan, including, but not limited to, all documents, files, computer data or other information requested by the Company upon reasonable notice. To the extent the Company is prejudiced by any failure of the Insured to cooperate, the Company’s remedy shall be to reduce the Insured’s Loss by the estimated extent of such prejudice.

Condition Fifteen – Company’s Right of Subrogation

A.	Subrogation

Whenever the Company shall have paid a Loss under this Policy, all rights of subrogation shall vest in the Company to the extent of that payment, and where permitted by applicable law, pursuant to the following formula:

(1)	All of the Insured’s deficiency rights against the Borrower will vest in the Company by subrogation if the Company has acquired the Property pursuant to Condition Twelve (A)(1), if the Insured has elected not to share in pursuit of such rights pursuant to Condition Eleven (C), if the Insured is made whole pursuant to Condition Eight (C)(4)(a), or if the Company acquires the Loan pursuant to Condition Ten;

(2)	None of the Insured’s deficiency rights against the Borrower shall vest by subrogation in the Company if the Company is not entitled by law to pursue such rights, or if the Company has elected not to share in the pursuit of such rights pursuant to Condition Eleven (C); and

20	Master Policy | Conditions Thirteen – Fifteen

Radian

Master

Policy

(3)	A pro rata share of the deficiency rights against the Borrower shall vest in the Company if, pursuant to Condition Eleven (C), such rights will be pursued for the account of both the Insured and the Company, according to the reasonable agreement of the parties.

B.	Impairment of Subrogation

The Insured shall not act or omit to act to impair the Company’s right of subrogation in any way.

Condition Sixteen – Limitation of Actions

No suit or action arising from any right of the Insured under this Policy shall be commenced in any court of law or equity unless the Insured has substantially complied with all material conditions of this Policy and the Certificate of Insurance, excepting conditions specifically waived or altered in writing by the Company, and unless commenced within two (2) years after such right shall first arise.

Condition Seventeen – Notices

All notices, reports or other documents required or permitted to be given by either party to the other shall be in writing and shall be forwarded by prepaid postage to the recipient at the address shown on the face of this Policy or at such other address as the respective parties may hereafter specify in writing.

Condition Eighteen – Entire Agreement, Endorsement, Severability

A.	Entire Agreement

This Policy, together with the Certificate of Insurance and the Application for Insurance, shall constitute the entire agreement between the original Insured and the Company. No provision, requirement or condition of this Policy and the Certificate of Insurance shall be deemed to have been waived, altered, amended or otherwise changed unless stated in writing and duly executed by the Company.

B.	Endorsement

Any endorsement issued by the Company to the Insured contemporaneously with any Certificate of Insurance shall be deemed to modify the coverage under this Policy with respect to the Loan described in such Certificate of Insurance to the extent shown in such endorsement.

21	Master Policy | Conditions Fifteen – Eighteen

Radian

Master

Policy

Condition Nineteen – Beneficiaries Under Policy

The provisions of this Policy and Certificate of Insurance shall inure to the benefit of and be binding upon the Company and any Insured and its respective successors. In the event that the Insured assigns a Loan insured hereunder, this Policy and the related Certificate of Insurance shall continue in force and effect in favor of such assignee subject to all of the terms and conditions hereof and further subject to all defenses available to the Company against any predecessor Insured. In no event shall any Borrower or other person be deemed to be a party to, or intended beneficiary of, this Policy. No payments made hereunder to the Insured shall lessen or affect the Insured’s rights of recovery against any Borrower or other person.

Condition Twenty – Arbitration

Unless prohibited by applicable law, the Insured and the Company may agree, in writing, that any claim or controversy arising out of or related to this Policy or any breach, interpretation or construction thereof be submitted to arbitration. In such event, the arbitration proceeding will be held pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the agreement to arbitrate is made.

The decision of the arbitrators shall be made in accordance with the terms and conditions of this Policy and the laws of the jurisdiction where the related Property is located. The decision of the arbitrators shall be final and binding upon the Insured and the Company and judgment upon the award may be entered in any court having jurisdiction thereof. A copy of the Title Insurance Arbitration Rules of the American Arbitration Association may be obtained from the Company upon request.

Condition Twenty-One – Conformity to Statute

Any provision of this Policy which is in clear conflict with the laws of the jurisdiction in which the Property is located is hereby amended to conform to the minimum requirements of that law, it being the intention of the Insured and the Company that the specific provisions of this Policy shall be controlling whenever possible.

22	Master Policy | Nineteen – Twenty-One

Radian

Master

Policy

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these to be signed by its duly authorized officers in facsimile, to become effective as its original seal and signatures and binding on the Company by virtue of counter signature by its duly authorized agent where required by applicable law.

Radian Guaranty Inc.

President	Secretary

Date	Authorized Agent

23	Master Policy | Signatures

Radian

Master

Policy

Short Rate Cancellation Schedule	Annual Premium Plans

Minimum Retained Premium
Initial Coverages $50.00
Renewal Coverages $10.00

Days Policy In Force	Percent of Premium Refunded	Days Policy In Force	Percent of Premium Refunded	Days Policy In Force	Percent of Premium Refunded
1	95	95–98	63	219–223	31
2	94	99–102	62	224–228	30
3–4	93	103–105	61	229–232	29
5–6	92	106–109	60	233–237	28
7–8	91	110–113	59	238–241	27
9–10	90	114–116	58	242–246 (8 mos.)	26
11–12	89	117–120	57	247–250	25
13–14	88	121–124 (4 mos.)	56	251–255	24
15–16	87	125–127	55	256–260	23
17–18	86	128–131	54	261–264	22
19–20	85	132–135	53	265–269	21
21–22	84	136–138	52	270–273 (9 mos.)	20
23–25	83	139–142	51	274–278	19
26–29	82	143–146	50	279–282	18
30–32 (1 mo.)	81	147–149	49	283–287	17
33–36	80	150–153 (5 mos.)	48	288–291	16
37–40	79	154–156	47	292–296	15
41–43	78	157–160	46	297–301	14
44–47	77	161–164	45	302–305 (10 mos.)	13
48–51	76	165–167	44	306–310	12
52–54	75	168–171	43	311–314	11
55–58	74	172–175	42	315–319	10
59–62 (2 mos.)	73	176–178	41	320–323	9
63–65	72	179–182 (6 mos.)	40	324–328	8
66–69	71	183–187	39	329–332	7
70–73	70	188–191	38	333–337 (11 mos.)	6
74–76	69	192–196	37	338–342	5
77–80	68	197–200	36	343–346	4
81–83	67	201–205	35	347–351	3
84–87	66	206–209	34	352–355	2
88–91 (3 mos.)	65	210–214 (7 mos.)	33	356–360	1
92–94	64	215–218	32	361–365	0

24	Short Rate Cancellation Schedule | Annual Premium Plans

Radian

Master

Policy

Short Rate Cancellation Schedule	Single-Premium Plans

Minimum Retained Premium
Initial Coverages $50.00
Renewal Coverages $10.00

Months Policy In Force						Percent of Premium Refunded			Months Policy In Force					Percent of Premium Refunded			Months Policy In Force		Percent of Premium Refunded
	3 yr.	4 yr.	5 yr.	6 yr.	7 yr.	10 yr.	12 yr.	15 yr.		4 yr.	5 yr.	6 yr.	7 yr.	10 yr.	12 yr.	15 yr.		10 yr.	12 yr.	15 yr.
1	91	92	93	93	94	95	97	98	42	3	9	16	22	38	45	52	83	10	16	25
2	85	87	89	90	91	93	94	96	43	3	9	16	22	37	44	51	84–85	9	16	24
3	79	82	85	87	89	91	92	93	44	2	8	15	20	36	43	51	86	9	15	23
4	73	77	81	84	85	89	90	92	45	2	7	14	20	35	43	50	87–88	8	14	23
5	67	72	77	81	83	87	89	90	46	1	7	13	18	34	41	49	89	8	14	22
6	60	67	73	77	80	85	87	89	47	1	6	12	18	33	41	49	90–91	7	13	22
7	57	63	69	74	77	83	85	88	48		5	11	17	40	32	48	92	7	13	21
8	53	60	65	72	75	81	84	86	49		5	10	16	31	39	47	93–94	6	12	21
9	50	58	62	69	71	79	82	85	50		4	10	16	30	38	47	95	6	11	20
10	47	55	60	66	69	77	80	84	51		4	9	15	29	37	46	96	5	11	20
11	43	53	58	64	65	75	78	82	52		3	9	14	28	37	45	97	5	11	19
12	40	50	56	62	63	73	77	81	53		3	8	13	27	36	45	98	5	10	19
13	37	48	54	60	61	71	75	80	54		2	8	13	26	35	44	99	5	10	18
14	33	45	52	58	60	69	73	78	55		2	7	12	25	34	43	100	4	9	18
15	30	43	50	56	59	67	72	77	56		2	7	11	24	33	43	101–103	4	9	17
16	25	40	48	54	57	65	70	76	57		1	6	10	24	33	42	104	3	9	16
17	24	38	46	52	56	63	69	74	58		1	6	10	23	31	41	105–106	3	8	16
18	22	35	44	50	54	62	67	73	59			5	9	23	31	41	107	3	7	15
19	20	33	42	48	53	61	65	72	60			5	9	22	30	40	108–109	2	7	15
20	18	30	40	46	51	60	64	70	61			4	8	22	29	39	110–111	2	7	14
21	16	28	38	44	50	59	63	69	62			4	8	21	28	39	112	2	6	14
22	15	25	36	42	49	58	62	68	63			3	7	20	27	38	113	1	6	13
23	13	24	34	40	47	57	61	66	64			3	7	20	27	37	114–115	1	5	13
24	11	22	32	38	46	60	56	65	65			2	6	19	26	37	116–117	1	5	12
25	10	21	30	36	44	55	60	64	66			2	6	18	25	36	118		5	12
26	8	19	28	35	43	54	58	63	67			1	5	18	24	35	119–121		4	11
27	7	18	26	32	41	53	57	62	68			1	5	17	24	35	122–123		4	10
28	7	16	24	31	40	52	57	62	69			1	5	17	23	34	124		3	10
29	5	15	23	30	39	51	56	61	70				4	16	23	33	125–128		3	9
30	4	14	22	29	37	50	55	60	71				4	16	22	33	129–130		2	9
31	4	13	21	28	36	49	54	60	72				4	15	22	32	131–133		2	8
32	3	11	20	26	34	48	53	59	73				3	15	22	31	134–135		2	7
33	2	10	18	25	33	47	53	58	74				3	14	21	31	136–139		1	7
34	2	9	17	24	31	46	51	57	75				3	14	21	30	140		1	6
35	1	8	16	23	30	45	51	57	76				2	13	20	29	141–142			6
36		7	15	22	29	44	50	56	77				2	13	20	29	143–148			5
37		7	14	21	27	43	49	55	78				2	12	19	28	149–154			4
38		6	13	20	26	42	48	55	79				1	12	18	27	155–160			3
39		5	12	19	24	41	47	54	80				1	11	18	27	161–169			2
40		4	11	18	24	40	47	53	81				1	11	17	26	170–175			1
41		4	10	17	23	39	46	53	82				1	10	17	25	176–180			0

25	Short Rate Cancellation Schedule | Single-Premium Plans

Radian Guaranty Inc.

1601 Market Street
Philadelphia, Pennsylvania 19103-2337

800 523 .1988
215 231 .1000	RAF1040 4/06

Radian Guaranty Inc.	Confidential Do Not Distribute

4.4 (c)

At any time, a pending claim is in one of three processing stages. Each stage has a corresponding maximum expense shown below that represents the maximum loan level expense related to completing the remaining processing functions from that point forward. The MTA limits the total amount of these expenses at $1 million.

•	CLAIM STAGE: NEW CLAIM / DOC FULFILLMENT

(Claim Received – Claim Perfected)

•	Maximum Charge - $3,200

•	CLAIM STAGE: INVESTIGATIONS

(Claim Perfected – Investigations Complete)

•	Maximum Charge - $2,700

•	CLAIM STAGE: CLAIM PROCESSING

(Investigations Complete – Claim Paid)

•	Maximum Charge - $500

expense reimbursement

Schedule 4.6(e) – Returned Loan Acceptable Collateral

Returned Loan Acceptable Collateral shall consist of (i) Eligible Assets (as defined below) held in a trust account established pursuant to the Trust Agreement satisfying the terms and conditions set forth in Section A below and/or (ii) a letter of credit satisfying the terms and conditions set forth in Section B below.

Definitions

“Beneficiary” means Radian and, if a successor in interest to the named Beneficiary is effectuated by the issuance of an order by a court of law, the successor Beneficiary shall include and be limited to the court appointed domiciliary receiver, including a liquidator, rehabilitator or conservator.

“Grantor” means Freddie Mac.

“Qualified United States financial institution” means (i) an institution that meets the following qualifications: (A) is organized or, in the case of a United States office of a foreign banking organization, licensed under the laws of the United States or a state thereof; (B) is regulated, supervised and examined by United States Federal or state authorities having regulatory authority over banks and trust companies; (C) has been determined by either the Commissioner or the Securities Valuation Office of the National Association of Insurance Commissioners or a successor thereto to meet standards of financial condition and standing that are considered necessary and appropriate to regulate the quality of financial institutions whose letters of credit will be acceptable to the Commissioner; and (ii) for purposes of specifying those institutions that are eligible to act as a fiduciary of a trust, the term also means an institution that meets the following qualifications: (A) is organized or, in the case of a United States branch or agency office of a foreign banking organization, licensed under the laws of the United States or any state thereof and has been granted authority to operate with fiduciary powers; and (B) is regulated, supervised and examined by Federal or State authorities having regulatory authority over banks and trust companies.

Section A – Trust Agreement

General requirements

(a) A trust agreement (the “Trust Agreement”) shall be entered into between the Beneficiary, the Grantor and a trustee that is a Qualified United States financial institution.

(b) The Trust Agreement shall be established for the sole benefit of the Beneficiary.

(c) The Trust Agreement shall be made subject to and governed by the laws of the Commonwealth of Virginia.

(d) The Trust Agreement may not be subject to any conditions or qualifications outside of the trust agreement.

(e) The Trust Agreement may not be conditioned upon any other agreements or documents, except for the Master Transaction Agreement.

(f) The Trust Agreement may not transfer liability from the trustee for the trustee’s own negligence, willful misconduct or lack of good faith.

(g) The Trust Agreement shall create a trust account into which the assets shall be deposited.

(h) The Trust Agreement shall prohibit invasion of the trust corpus for the purpose of paying compensation to or reimbursing the expenses of the trustee.

(i) The Trust Agreement shall prohibit the Grantor from terminating the Trust Agreement on the basis of the insolvency of the Beneficiary.

Requirements for assets held in trust accounts

(a) Assets in the trust account shall be in the form of security permitted by section 319.1(b) of the act (40 P.S. § 442.1(b)) (“Eligible Assets”) and shall be valued at current fair market value.

(b) The Trust Agreement shall permit substitution or withdrawal of assets from the trust account only as provided by the following:

(1) Within 6 months of the date the trust account is funded, no substitution or withdrawal of assets may occur except on written instructions from the Beneficiary for each individual substitution or withdrawal at the time the substitution or withdrawal is executed.

(2) After 6 months from the date the trust account is funded, no substitution or withdrawal of assets may occur except in accordance with prior written instructions from the Beneficiary listing specific types of permitted substitutions or withdrawals of assets that the trustee determines are at least equal in market value to the assets withdrawn and that are in the form permitted by section 319.1(b) of the act and subsection (a); except that, if a substitution or withdrawal of assets, together with other substitutions or withdrawals made within the preceding 12 months, exceeds 50% of the total fair market value of the assets as of the first day of the first month within the preceding 12-month period, the substitution or withdrawal shall be made only on written instructions from the Beneficiary for each individual substitution or withdrawal at the time the substitution or withdrawal is executed.

(c) The restrictions on substitutions of assets set forth in subsection (b) do not apply to the substitution of assets that have been designated as Class One or Class Two by the Securities Valuation Office (SVO) of the National Association of Insurance Commissioners if the substitution results in the deposit of SVO designated Class One or Class Two securities that are at least equal in fair market value to the assets withdrawn.

(d) Upon call or maturity of a trust asset, the trustee may withdraw the asset without the consent of the Beneficiary, if the trustee provides notice to the Beneficiary, liquidates or redeems the assets, and the proceeds are paid into the trust account no later than 5 days after the liquidation or redemption of the assets.

(e) The Trust Agreement shall permit the Beneficiary to have the right to withdraw assets from the trust account at any time, without notice to the Grantor, subject only to written notice of the withdrawal from the Beneficiary to the trustee.

(f) No statement or document other than the written notice by the Beneficiary to the trustee under subsection (e) shall be required to be presented by the Beneficiary to withdraw assets, except that the Beneficiary may be required to acknowledge receipt of withdrawn assets.

Duties and responsibilities of the trustee

The Trust Agreement shall require the trustee to:

(1) Receive and hold the assets in a safe place at an office of the trustee in the United States.

(2) Determine that the assets are in a form so that the Beneficiary, or the trustee upon direction by the Beneficiary, may negotiate the assets without consent or signature from the Grantor or another person.

(3) Furnish to the Grantor and the Beneficiary a statement of the assets in the trust account upon the inception of the account and at the end of each calendar quarter.

(4) Notify the Grantor and the Beneficiary within 10 days of any deposits to or withdrawals from the trust account, except as provided below (relating to requirements for assets held in trust accounts).

(5) Upon written demand of the Beneficiary, immediately take the steps necessary to transfer absolutely and unequivocally all right, title and interest in the assets held in the trust account to the Beneficiary and deliver physical custody of the assets to the Beneficiary.

Resignation or removal of trustee

This section applies if the resignation or removal of a trustee does not result in the termination of the Trust Agreement below (relating to termination of Trust Agreement).

(1) The trustee may resign upon delivery of a written notice of resignation, effective no later than 90 days after notice to the Beneficiary and Grantor.

(2) The trustee may be removed by the Grantor by delivery to the trustee and the Beneficiary of a written notice of removal, effective no later than 90 days after notice to the trustee and the Beneficiary.

(3) The resignation or removal of the trustee may not be effective until the following requirements have been met: (i) a successor trustee has been appointed and approved by the Beneficiary and the Grantor; (ii) the Trust Agreement has been executed by the successor trustee which complies with the applicable provisions set forth herein; and (iii) the possession of, and title to, all assets in the trust have been transferred to the new trustee.

Termination of the Trust Agreement

(a) The trustee shall deliver written notification of termination to the Beneficiary at least 30 days, but not more than 45 days, prior to termination of the trust account.

(b) Upon termination of the trust account, assets not previously withdrawn by the Beneficiary may not be delivered to the Grantor except with the written approval of the Beneficiary.

Additional Provisions

(a) The Grantor shall have the full and unqualified right to vote any shares of stock in the trust account and to receive from time to time payments of any dividends or interest upon any shares of stock or obligations included in the trust account. All dividends, interest and other income generated by the assets in the Trust Account shall be the property of the Grantor and shall be transferred from the Trust Account as the Grantor may direct.

(b) The Grantor, prior to depositing assets with the trustee, shall execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or other assets requiring assignments so that the ceding insurer, or the trustee upon the direction of the Beneficiary, may negotiate these assets without consent or signature from the Grantor or any other entity.

(c) All settlements of account between the Beneficiary and the Grantor with respect to the Returned Loans shall be made in cash or its equivalent.

Section B – Letters of Credit

(a) A letter of credit shall:

(1) Be clean, irrevocable, unconditional and evergreen as provided below.

(2) Contain an issue date and date of expiration with a term of at least 1 year.

(3) Contain an evergreen clause which prevents the expiration of the letter of credit without due notice from the issuer and provides for at least 30 days’ notice prior to expiration date or nonrenewal.

(4) Stipulate that the Beneficiary need only draw a sight draft under the letter of credit and present it to obtain funds and that no other document need be presented.

(5) Indicate that it is not subject to any condition or qualifications outside of the letter of credit.

(6) Be conditioned upon no other agreement, document or entity, except for the Master Transaction Agreement.

(7) Include a clearly marked section which indicates that it contains information for internal identification purposes only and which contains the name of the applicant and other appropriate notations to provide a reference for the letter of credit.

(8) Contain a statement to the effect that the obligation of the Qualified United States financial institution under the letter of credit is in no way contingent upon reimbursement of the issuer by the applicant with respect thereto.

(9) Contain a statement that the letter of credit is subject to and governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500 or subsequent updates) and the laws of the Commonwealth, and drafts drawn thereunder shall be presentable at an office of a Qualified United States financial institution.

(10) Contain a provision for an extension of time to draw against the letter of credit in the event that one or more of the occurrences specified in Article 17 of Publication 500 (or subsequent updates) occur.

(b) A letter of credit shall be issued or confirmed by a qualified United States financial institution authorized to issue letters of credit. If confirmed, such letter of credit may be issued by a qualified United States financial institution authorized to issue letters of credit if the following conditions are met: (1) the letter of credit is confirmed by a qualified United States financial institution authorized to issue letters of credit; (2) the issuing Qualified United States financial institution formally designates the confirming Qualified United States financial institution as its agent for the receipt and payment of the drafts; and (3) the letter of credit meets other requirements set forth herein relating to letters of credit.

(c) Radian shall be permitted to draw down the full amount of the letter of credit upon notice of nonrenewal thereof.

Schedule 4.7(a)

FIELD NAME	COMMENTS
Radian commit number	Radian loan identifier
Freddie loan number	Freddie loan identifier
Original Loan Amount	Also referred to as NIW amount
UPB	Unpaid Principal Balance as of most recent month-end period
Coverage	Coverage percentage
RIF	Risk Inforce (UPB * Coverage)
active loan indicator	1 = Active Certificate
defaulted loan indicator	1 = Defaulted 60 or more days past due
month-end status	Month-end loan status (Current, Days Past Due, Rescinded, Denied, Paid, etc.)
claim received date	Date claim received by Radian
claim servicer	Name of claim servicer as reported to Radian
claim payee	Name of claim payee as reported to Radian
certificate cancel date	certificate cancel date or claim disposition date
Dispute_Date_1	Dispute 1 - Begin Date
Dispute_End_1	Dispute 1 - End Date
Dispute_Days_1	Number of days in Dispute 1
Dispute_Date_2	Dispute 2 - Begin Date
Dispute_End_2	Dispute 2 - End Date
Dispute_Days_2	Number of days in Dispute 2
Dispute_Date_3	Dispute 3 - Begin Date (Additional Dispute periods may need to be added)
Dispute_End_3	Dispute 3 - End Date
Dispute_Days_3	Number of days in Dispute 3
Net Cancel Time	Number of days since cancel date NET of all dispute days
final_denial	Final Denial where Net Cancel Time > 365
final_rescind	Final Rescission where Net Cancel Time > 730
final_curtailment	Final Curtailment where Net Cancel Time > 365
Final cancel date	Final rescind/denial/curtailment disposition date is net of dispute time
Final_Withheld	Radian is withholding Final denial/rescission/curtailment status
Servicer Agree Date	Servicers may agree to rescind/denial/curtailment decision prior to time limit
claim amount submitted	Claim amount submitted by claim submitter
claim exposure	Radian’s exposure on the submitted claim amount
curtailment amount	Curtailments for Servicer Performance Review
other adjustment	All Other Curtailments and Adjustments
Paid claim amount - Pre	Pre-Settlement Radian Paid Claim Amount
Paid claim amount - Post	Post-Settlement Paid Amount (July 12, 2013 cut-off date)
FRE_Returned_Loan	Binary Field - Freddie supplied as described in Section 4.6
Claim_Reinburse_Amt	Freddie Mac agrees to reinburse Radian for claim payments on returned loans
Legal Proceeding Indicator	Section 4.7
Legal Proceeding Begin Date
Legal Proceeding End Date
Legal Proceeding Decision